                                                                    EXHIBIT 10.7


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                        HAWTHORNE FINANCIAL CORPORATION

                          FIRST FIDELITY BANCORP, INC.

                           HAWTHORNE SAVINGS, F.S.B.

                  FIRST FIDELITY INVESTMENT & LOAN ASSOCIATION

                                      AND


                                HF MERGER CORP.

                                 MARCH __, 2002

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
ARTICLE I                   DEFINITIONS.............................................................2

ARTICLE II                  THE MERGERS AND RELATED MATTERS.........................................9

    2.1         The Holding Company Merger -- HFC...................................................9

    2.2         The Holding Company Merger-Merger Sub..............................................10

    2.3         Conversion of Fidelity Stock.......................................................10

    2.4         Fractional Shares..................................................................11

    2.5         Treatment of Fidelity Options......................................................11

    2.6         Election and Proration Procedures..................................................11

    2.7         Exchange Procedures................................................................14

    2.8         Dissenting Shares..................................................................16

    2.9         Adjustments for Dilution and Other Matters.........................................16

    2.10        Name of Corporation Surviving the Holding Company Merger...........................17

    2.11        Certificate of Incorporation and Bylaws of Corporation Surviving the
                Holding Company Merger.............................................................17

    2.12        Directors and Officers of Corporation Surviving the Holding Company Merger.........17

    2.13        Determination of Structure of Holding Company Merger...............................18

ARTICLE III                 THE CLOSING............................................................18

    3.1         Closing Date.......................................................................18

    3.2         Execution of Merger Documents......................................................18

    3.3         Documents to be Delivered..........................................................18

ARTICLE IV                  REPRESENTATIONS AND WARRANTIES OF FIDELITY AND THRIFT..................18

    4.1         Incorporation, Standing and Power..................................................18

    4.2         Liquidation of and Reservation for the Fidelity Subsidiary.........................19

    4.3         Capitalization.....................................................................19

    4.4         Subsidiaries.......................................................................20

    4.5         Financial Statements...............................................................20

    4.6         Reports and Filings................................................................20

    4.7         Authority of Fidelity and Thrift...................................................20

    4.8         Insurance..........................................................................21


                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                           Page
                                                                                           ----
  4.9     Title to Assets..................................................................22

  4.10    Real Estate......................................................................22

  4.11    Litigation.......................................................................22

  4.12    Taxes............................................................................22

  4.13    Compliance with Laws and Regulations.............................................24

  4.14    Performance of Obligations.......................................................26

  4.15    Employees........................................................................26

  4.16    Registration Obligation..........................................................26

  4.17    Brokers and Finders..............................................................26

  4.18    Material Contracts...............................................................26

  4.19    Certain Material Changes.........................................................28

  4.20    Licenses and Permits.............................................................29

  4.21    Undisclosed Liabilities..........................................................29

  4.22    Employee Benefit Plans...........................................................29

  4.23    Corporate Records................................................................32

  4.24    Community Reinvestment Act.......................................................32

  4.25    Regulatory Actions...............................................................32

  4.26    Insider Loans; Other Transactions................................................33

  4.27    Accounting Records...............................................................33

  4.28    Indemnification..................................................................33

  4.29    Offices and ATMs.................................................................33

  4.30    Loan Portfolio...................................................................33

  4.31    Investment Securities............................................................34

  4.32    Derivatives Contracts; Structured Notes; Etc.....................................34

  4.33    Power of Attorney................................................................34

  4.34    Material Interests of Certain Persons............................................34

  4.35    Tax Matters......................................................................34

  4.36    Facts Affecting Regulatory Approvals.............................................34

  4.37    Disclosure Documents and Applications............................................35

  4.38    Corporate and Stockholder Approvals and Takeover Statutes........................35


                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                            Page
                                                                                                            ----
            4.39        Intellectual Property.......................................................35

            4.40        Accuracy and Currentness of Information Furnished...........................36

ARTICLE V                           REPRESENTATIONS AND WARRANTIES OF HFC AND BANK..................36

            5.1         Incorporation, Standing and Power...........................................36

            5.2         Authority...................................................................36

            5.3         Reports and Filings.........................................................37

            5.4         Corporate and Stockholder Approvals.........................................38

            5.5         Absence of Certain Changes or Events........................................38

            5.6         Facts Affecting Regulatory Approvals........................................38

            5.7         Community Reinvestment Act..................................................39

            5.8         Litigation..................................................................39

            5.9         Taxes.......................................................................39

            5.10        Compliance with Laws and Regulations; Licenses and Permits..................39

            5.11        Brokers and Finders.........................................................40

            5.12        Undisclosed Liabilities.....................................................40

            5.13        Regulatory Actions..........................................................40

            5.14        Loan Portfolio..............................................................41

            5.15        Financial Ability...........................................................41

            5.16        Accuracy and Currentness of Information Furnished...........................41

ARTICLE VI                          COVENANTS OF FIDELITY AND THRIFT PENDING
                                    EFFECTIVE TIME OF THE MERGERS...................................41

            6.1         Limitation on Fidelity's and Thrift's Conduct Prior to Effective Time.......41

            6.2         Affirmative Conduct of Fidelity and Thrift Prior to Effective Time..........46

            6.3         Filings.....................................................................48

            6.4         Notices; Reports............................................................48

            6.5         Fidelity Stockholders' Meeting..............................................48

            6.6         Bank Merger.................................................................48

            6.7         Affiliates..................................................................49

            6.8         Director Resignations.......................................................49

            6.9         Accountants' Letters........................................................49

                                      iii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                Page
                                                                                                ----
                                                                                                C>
            6.10        Accounting Accommodations.................................................49

ARTICLE VII                         COVENANTS OF HFC AND BANK PENDING EFFECTIVE
                                    TIME OF THE MERGERS...........................................49

            7.1         Limitation on HFC's and Bank's Conduct Prior to Effective Time............49

            7.2         Affirmative Conduct of HFC and Bank Prior to Effective Time...............51

            7.3         Applications..............................................................50

            7.4         Filings...................................................................51

            7.5         Blue Sky..................................................................51

            7.6         Notices; Reports..........................................................51

            7.7         Removal of Conditions.....................................................51

            7.8         HFC Stockholders' Meeting.................................................51

            7.9         Nasdaq NMS Listing........................................................52

ARTICLE VIII                        ADDITIONAL COVENANTS..........................................52

            8.1         Commercially Reasonable Efforts...........................................52

            8.2         Public Announcements......................................................52

            8.3         Access; Information.......................................................52

            8.4         Applications..............................................................53

            8.5         Employees and Employee Benefits...........................................53

            8.6         Environmental Assessment..................................................54

            8.7         Indemnification...........................................................55

ARTICLE IX                          CONDITIONS PRECEDENT TO THE HOLDING
                                    COMPANY MERGER................................................56

            9.1         Stockholder Approvals.....................................................56

            9.2         No Judgments or Orders....................................................56

            9.3         Regulatory Approvals......................................................56

            9.4         Securities Laws...........................................................56

            9.5         Listing...................................................................56

ARTICLE X                           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                                    FIDELITY AND THRIFT...........................................56

            10.1        Representations and Warranties; Performance of Covenants..................56

            10.2        Officers' Certificate.....................................................57


                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                Page
                                                                                                ----
                                                                                                C>
            10.3        Absence of Certain Changes................................................57

            10.4        Tax Opinion...............................................................57

ARTICLE XI                          CONDITIONS PRECEDENT TO OBLIGATIONS OF HFC AND BANK...........57

            11.1        Representations and Warranties; Performance of Covenants..................57

            11.2        Regulatory Approvals and Related Conditions...............................58

            11.3        Absence of Certain Changes................................................58

            11.4        Officers' Certificate.....................................................58

            11.5        Fidelity Senior Notes.....................................................58

            11.6        Opinion of HFC's Counsel..................................................58

            11.7        Third Party Consents......................................................58

            11.8        Fidelity Options and Option Plan..........................................59

            11.9        Financial Statements......................................................59

            11.10       Earnings..................................................................59

            11.11       Gross Loans...............................................................59

            11.12       Loan Loss Reserve.........................................................59

ARTICLE XII                         TERMINATION...................................................60

            12.1        Termination...............................................................60

            12.2        Effect of Termination.....................................................63

            12.3        Force Majeure.............................................................64

ARTICLE XIII                        MISCELLANEOUS.................................................64

            13.1        Expenses and Fees.........................................................64

            13.2        Notices...................................................................66

            13.3        Material Adverse Effect; Standard.........................................67

            13.4        Successors and Assigns....................................................68

            13.5        Counterparts..............................................................68

            13.6        Effect of Representations and Warranties..................................68

            13.7        Third Parties.............................................................68

            13.8        Lists; Exhibits; Integration..............................................68

            13.9        Knowledge.................................................................68

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                Page
                                                                                                ----
            13.10       Governing Law.............................................................69

            13.11       Captions..................................................................69

            13.12       Severability..............................................................69

            13.13       Waiver and Modification; Amendment........................................69

            13.14       Attorneys' Fees...........................................................69

            13.15       Alternative Structure.....................................................69


                      AGREEMENT AND PLAN OF REORGANIZATION

            This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the ___ day of March 2002 by and among Hawthorne Financial Corporation, a Delaware corporation ("HFC"), First Fidelity Bancorp, Inc., a Delaware corporation ("Fidelity"), Hawthorne Savings, F.S.B., a federally chartered savings bank ("Bank") and direct wholly owned subsidiary of HFC, First Fidelity Investment & Loan Association, a California chartered industrial loan company ("Thrift") and wholly owned subsidiary of Fidelity, and HF Merger Corp., a Delaware corporation ("Merger Sub") and direct wholly owned subsidiary of HFC.

                                    RECITALS

            WHEREAS, the parties desire to effect the acquisition of Fidelity by HFC by means of a merger of Fidelity with and into HFC or alternatively by means of a merger of Merger Sub with and into Fidelity in accordance with the terms of this Agreement, and immediately thereafter, the acquisition of Thrift by Bank by means of a merger of Thrift with and into Bank in accordance with the terms of this Agreement and the Agreement of Bank Merger (as defined herein);

            WHEREAS, the parties intend that the Mergers (as defined herein) will be treated for federal income tax purposes as tax-deferred reorganizations within the meaning of Section 368 of the Code (as defined herein), except as otherwise specified herein;

            WHEREAS, the respective Boards of Directors of each of the parties have determined that it is in the best interests of their respective companies and stockholders to consummate the Holding Company Merger (as defined herein) and the Bank Merger (as defined herein) provided for herein;

            WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement; and

            WHEREAS, as a material inducement to HFC and Bank to enter into this Agreement, each director of Fidelity and Thrift is simultaneously entering into a Stockholder Agreement, substantially in the form of Exhibit B hereto, pursuant to which they have agreed to vote their shares of voting stock of Fidelity in favor of approval of this Agreement;

            NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

            "Acquisition" shall have the meaning set forth in Section 13.1(j).

            "Adjusted Net Earnings of Fidelity" shall have the meaning set forth in Section 11.10.

            "Affiliate" of, or a Person "Affiliated" with, a specific Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

            "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined, or unitary Tax Returns.

            "Agreement of Bank Merger" means the Agreement of Bank Merger to be entered into between Bank and Thrift substantially in the form of Exhibit A hereto, but subject to any changes that may be necessary to conform to the manner of effecting the Holding Company Merger or to any requirements of any Governmental Entity having authority over the Bank Merger.

            "Bank Merger" means the merger of Thrift with and into Bank.

            "Bank Stock" means the common stock, par value $10.00 per share, of Bank.

            "Business Day" means any day other than Saturday, Sunday or any other day which is not a day on which banking institutions in California are authorized or obligated by law or executive order to close.

            "Cash Proration Factor" has the meaning set forth in Section 2.6(c)(iii)(C).

            "Certificate" has the meaning set forth in Section 2.7(b).

            "Certificate of Merger" means that certificate filed with the Delaware Secretary pursuant to Section 252 of the Delaware General Corporation Law to effect the Holding Company Merger.

            "Closing" means the consummation of the Holding Company Merger followed by consummation of the Bank Merger on the Closing Date at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles, California, or at such other place as the parties may agree upon.

            "Closing Date" means the fifth Business Day following the last of the following events to occur: (i) the approval of this Agreement and the transactions contemplated hereby by the stockholders of Fidelity and HFC, (ii) the receipt of all approvals, consents or non-objections specified in Section
9.3 hereof, (iii) the expiration of all applicable waiting periods under all laws, or such other date as the parties may agree upon and (iv) the completion of the allocation required under Section 2.6(c); provided, however, if such fifth Business Day occurs earlier than the fifteenth day of a month, then the Closing Date shall be the fifteenth day of the month, or, if not a Business Day, then the first Business Day thereafter, or such other date as the parties may agree upon.

            "Closing Financial Statements of Fidelity" shall have the meaning set forth in Section 11.9.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Combination Cash Election" has the meaning set forth in Section 2.6(a).

            "Combination Stock Election" has the meaning set forth in Section 2.6(a).

            "Competing Transaction" has the meaning set forth in Section 6.1(n).

            "Confidentiality Agreement" means the Confidentiality Agreement, dated June 22, 2002, between HFC and Fidelity.

            "Covered Person" has the meaning set forth in Section 4.28.

            "Delaware Secretary" means the Secretary of State of Delaware.

            "Deloitte & Touche" means Deloitte & Touche LLP, independent accountants for HFC and Fidelity.

            "Derivatives Contract" has the meaning set forth in Section 4.32.

            "DFI" means the Department of Financial Institutions of the State of California.

            "Dissenting Shares" means any shares of Fidelity Stock that are (a) issued and outstanding immediately prior to the Effective Time of the Holding Company Merger and (b) with respect to which the holder thereof perfects such holder's rights to dissent under Section 262 of the Delaware General Corporation Law.

            "Effective Time of the Bank Merger" means the date and time the OTS specifies for the Bank Merger pursuant to the OTS Regulations.

            "Effective Time of the Holding Company Merger" means the date and time specified in the Certificate of Merger as filed with the Delaware Secretary.

            "Election" has the meaning set forth in Section 2.6(a).

            "Election Deadline" has the meaning set forth in Section 2.6(b).

            "Election Form" has the meaning set forth in Section 2.6(a).

            "Election Form Record Date" has the meaning set forth in Section 2.6(a).

            "Encumbrance" means any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, law or otherwise.

            "Environmental Regulations" has the meaning set forth in Section 4.13(b).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Agent" means such entity selected by HFC to effect the exchange of Fidelity Stock for HFC Stock and/or cash.

            "Exchange Fund" has the meaning set forth in Section 2.7(a).

            "Exchange Ratio" means 1.5151, subject to adjustment pursuant to Sections 2.9 and/or 12.1(j).

            "Expenses" has the meaning set forth in Section 13.1(k).

            "FDIC" means the Federal Deposit Insurance Corporation.

            "FHLBSF" means the Federal Home Loan Bank of San Francisco.

            "Fidelity Award" means any award issued pursuant to the Fidelity Stock Option Plan.

            "Fidelity Conflicts and Consents List" has the meaning set forth in
Section 4.7.

            "Fidelity Contract List" has the meaning set forth in Section 4.18.

            "Fidelity Derivatives List" has the meaning set forth in Section
4.32.

            "Fidelity Director Compensation List" has the meaning set forth in
Section 6.1(g).

            "Fidelity Employee Plan List" has the meaning set forth in Section 4.22.

            "Fidelity Environmental Compliance List" has the meaning set forth in Section 4.13.

            "Fidelity Equity List" has the meaning set forth in Section 4.4.

            "Fidelity Filings" has the meaning set forth in Section 4.6.

            "Fidelity Indemnification List" has the meaning set forth in Section 4.28.

            "Fidelity Insurance List" has the meaning set forth in Section 4.8.

            "Fidelity Intellectual Property List" has the meaning set forth in
Section 4.39.

            "Fidelity Investment Securities List" has the meaning set forth in
Section 4.31.

            "Fidelity List" means any list required to be furnished or other information otherwise required to be provided by Fidelity and/or Thrift to HFC and Bank under this Agreement.

            "Fidelity Litigation List" has the meaning set forth in Section
4.11.

            "Fidelity Material Adverse Effect List" has the meaning set forth in
Section 4.19.

            "Fidelity Nonperforming Assets List" has the meaning set forth in
Section 4.30(a).

            "Fidelity Offices List" has the meaning set forth in Section 4.29.

            "Fidelity Option" means any option issued pursuant to the Fidelity Stock Option Plan.

            "Fidelity Option List" has the meaning set forth in Section 4.3(a).

            "Fidelity Permitted Change in Recommendation" shall mean a change in the recommendation of the Board of Directors of Fidelity to the Fidelity stockholders in favor of the adoption and approval of the Agreement or the approval of Holding Company Merger in circumstances where (a) the Board of Directors of Fidelity determines in good faith that a Material Adverse Effect has occurred with respect to HFC and Bank and (b) the Board of Directors of Fidelity has determined in good faith that by reason of its determination in clause (a) the failure to effect such a change in such recommendation would create a substantial probability of violating the fiduciary duties of the Board of Directors of Fidelity.

            "Fidelity Personal Property List" has the meaning set forth in
Section 4.9.

            "Fidelity Property" has the meaning set forth in Section 4.13(b).

            "Fidelity Real Property List" has the meaning set forth in Section 4.10.

            "Fidelity Senior Notes" means the 7% Convertible Senior Notes due 2003 and the 10% Convertible Senior Notes due 2003 of Fidelity.

            "Fidelity Senior Notes List" has the meaning set forth in Section 4.3(a).

            "Fidelity Series A Common Stock" means the Series A common stock, par value $0.01 per share, of Fidelity.

            "Fidelity Series B Common Stock" means the Series B nonvoting common stock, par value $0.01 per share, of Fidelity.

            "Fidelity Stockholders' Meeting" means the meeting of Fidelity's stockholders referred to in Section 6.5 hereof.

            "Fidelity Stock" means the Fidelity Series A Common Stock and Fidelity Series B Common Stock.

            "Fidelity Stock Option Plan" means the Amended and Restated 2000 Stock Option Plan of Fidelity.

            "Fidelity Subsidiary" means PSP Direct, a California corporation.

            "Fidelity Subsidiary Reserve Amount" has the meaning set forth in
Section 4.2.

            "Fidelity Tax List" has the meaning set forth in Section 4.12.

            "Fidelity Termination Fee" has the meaning set forth in Section 13.1(d)

            "Fidelity Undisclosed Liabilities List" has the meaning set forth in
Section 4.21.

            "Final HFC Stock Price" means the average of the daily closing prices of a share of HFC Stock on the Nasdaq NMS as reported in The Wall Street Journal for the fifteen (15) consecutive trading days ending on the second trading day prior to the Closing Date.

            "Financial Statements of Fidelity" means the audited consolidated financial statements of Fidelity consisting of the consolidated balance sheets as of December 31, 1999, 2000 and 2001, the related consolidated statements of income, shareholders' equity and cash flow for the years then ended and related notes thereto and related opinions thereon for the years then ended.

            "Financial Statements of HFC" means the audited consolidated financial statements of HFC consisting of the consolidated balance sheets as of December 31, 1999, 2000 and 2001, the related consolidated statements of income, shareholders' equity and cash flows for the years then ended and related notes thereto and related opinions thereon for the years then ended.

            "Governmental Entity" means any court or tribunal in any jurisdiction or any United States federal, state, municipal, foreign or other administrative agency, authority or instrumentality.

            "Hazardous Materials" has the meaning set forth in Section 4.13(b).

            "HFC Filings" has the meaning set forth in Section 5.3.

            "HFC List" means any list required to be furnished or other information otherwise required to be provided by HFC to Fidelity and Thrift under this Agreement.

            "HFC Litigation List" has the meaning set forth in Section 5.8.

            "HFC Nonperforming Assets List" has the meaning set forth in section 5.14(a).

            "HFC Permitted Change in Recommendation" shall mean a change in the recommendation of the Board of Directors of HFC to the HFC stockholders in favor of the adoption and approval of the Agreement or the approval of Holding Company Merger in circumstances where (a) the Board of Directors of HFC determines in good faith that a Material Adverse Effect has occurred with respect to Fidelity and Thrift and (b) the Board of Directors of HFC has determined in good faith that by reason of its determination in clause (a) the failure to effect such a change in such recommendation would create a substantial probability of violating the fiduciary duties of the Board of Directors of HFC

            "HFC Stock" means the common stock, par value $0.01 per share, of HFC.

            "HFC Stockholders' Meeting" means the meeting of the HFC stockholders referred to in Section 7.8.

            "HFC Termination Fee" has the meaning set forth in Section 13.1(f).

            "HFC Undisclosed Liabilities List" has the meaning set forth in
Section 5.12.

            "HOLA" means the Home Owners' Loan Act of 1933, as amended.

            "Holding Company Merger" means the merger of Fidelity with and into HFC pursuant to this Agreement if Section 2.1 is applicable or the merger of Merger Sub with and into Fidelity pursuant to this Agreement if Section 2.2 is applicable.

            "Immediate Family" has the meaning set forth in Rule 16a-l(e) promulgated under the Exchange Act.

            "Indemnified Parties" has the meaning set forth in Section 8.7(a).

            "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

            "IRS" means the Internal Revenue Service.

            "List" means any one of the Fidelity Lists or the HFC Lists, and "Lists" means both of such Lists.

            "Mailing Date" has the meaning set forth in Section 2.6(a).

            "Material Adverse Effect" has the meaning set forth in Section 13.3(a).

            "Mergers" means the Holding Company Merger and Bank Merger.

            "Nasdaq NMS" means the Nasdaq National Market.

            "OREO" means other real estate owned.

            "OTS" means the Office of Thrift Supervision.

            "OTS Regulations" means the rules and regulations of the OTS under HOLA.

            "Person" means any natural person, corporation, trust, association, unincorporated body, partnership, limited liability company, joint venture, other entity or Governmental Entity.

            "Plans" has the meaning set forth in Section 4.22.

            "Price Per Share" means $36.6049.

            "Proxy Statement and Prospectus" means the joint proxy statement and prospectus that is included as part of the S-4 Registration Statement (as defined herein) and used to solicit proxies for the Fidelity Stockholders' Meeting and HFC Stockholders' Meeting, as necessary, and to offer and sell the shares of HFC Stock to be issued in connection with the Holding Company Merger.

            "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC.

            "S-4 Registration Statement" means the Registration Statement on Form S-4 including the Proxy Statement and Prospectus to be mailed to stockholders of Fidelity and HFC, to vote upon the Holding Company Merger and to register the issuance of the shares of HFC Stock to be issued in the Holding Company Merger with the SEC.

            "Scheduled Contracts" has the meaning set forth in Section 4.18.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Stock Amount" means 1,266,555 shares of HFC Stock, subject to adjustment pursuant to Section 2.9.

            "Stock Election" has the meaning set forth in Section 2.6(a).

            "Stock Proration Factor" has the meaning set forth in Section
2.6(c).

            "Superior Proposal" has the meaning set forth in Section 6.1(n).

            "Surviving Bank" means the federally chartered savings association surviving the Bank Merger.

            "Tank" has the meaning set forth in Section 4.13(b).

            "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or
(ii).

            "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

            "Tax Sharing Agreement" means an agreement (whether or not in writing) pursuant to which tax losses of one entity are made available to another entity of the Affiliated Group or Affiliates for purpose of Taxes.

            "Thrift Stock" means the common stock, par value $100.00 per share, of Thrift.

            "Treasury Shares" means shares of Fidelity Stock held by (i) Fidelity or any of its subsidiaries or (ii) HFC or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

            "Triggering Event" has the meaning set forth in Section 12.1.

            "Undesignated Shares" has the meaning set forth in Section 2.6(a).

                                   ARTICLE II

                         THE MERGERS AND RELATED MATTERS

        2.1 The Holding Company Merger -- HFC. If Section 2.13 is not applicable, the Holding Company Merger shall be effected in accordance with this
Section 2.1. The Holding Company Merger shall become effective upon the date specified in the Certificate of Merger as filed with the Delaware Secretary in accordance with the provisions of the Delaware General Corporation Law. At the Effective Time of the Holding Company Merger, the following transactions will be deemed to have occurred simultaneously without any additional action on the part of the holders of shares of stock of Fidelity and HFC:

            (a) Fidelity shall be merged with and into HFC and the separate corporate existence of Fidelity shall cease. The Holding Company Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

            (b) Each share of HFC Stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger shall remain an issued and outstanding share of common stock of the surviving institution, and shall not be affected by the Holding Company Merger.

            (c) Each share of Fidelity Stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger (other than Dissenting Shares and Treasury Shares) shall be converted into the right to receive HFC Stock and/or cash as provided in Section 2.3(a).

            (d) Any Treasury Shares outstanding shall be canceled and retired at the Effective Time of the Holding Company Merger and no consideration shall be issued in exchange therefor.

        2.2 The Holding Company Merger -- Merger Sub. If Section 2.13 is applicable, the Holding Company Merger shall be effected in accordance with this
Section 2.2. The Holding Company Merger shall become effective upon the date specified in the Certificate of Merger as filed with the Delaware Secretary in accordance with the provisions of the Delaware General Corporation Law. At the Effective Time of the Holding Company Merger, the following transactions will be deemed to have occurred simultaneously without any additional action on the part of the holders of shares of stock of Fidelity or Merger Sub.

            (a) Merger Sub shall be merged with and into Fidelity and the separate corporate existence of Merger Sub shall cease. The Holding Company Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

            (b) Each share of stock of Merger Sub issued and outstanding immediately prior to the Effective Time of the Holding Company Merger shall become and be converted into one share of Fidelity Series A Common Stock as of the Effective Time of the Holding Company Merger.

            (c) Each share of Fidelity Stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger shall be converted into the right to receive HFC Stock and/or cash as provided in Section 2.3(a).

            (d) Any Treasury Shares outstanding shall be cancelled and retired at the Effective Time of the Holding Company Merger and no consideration shall be issued in exchange therefor.

        2.3 Conversion of Fidelity Stock.

            (a) Subject to the other provisions of this Article II, each share of Fidelity Stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger (other than Dissenting Shares and Treasury Shares) shall, by virtue of the Holding Company Merger, be converted into the right to receive, at the election of the holder thereof as provided in Section 2.6, any of the following:

                (i) HFC Stock equal to the Exchange Ratio;

                (ii) cash in the amount of the Price Per Share; or

                (iii) a combination of HFC Stock and cash in the amounts as set forth in subsections 2.3(a)(i) and (a)(ii) above.

            (b) At the Effective Time of the Holding Company Merger, the stock transfer books of Fidelity shall be closed as to holders of Fidelity Stock immediately prior to the Effective Time of the Holding Company Merger and no transfer of Fidelity Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time of the Holding Company Merger, certificates are properly presented in accordance with Section 2.7 of this Agreement to the Exchange Agent, such certificates shall be canceled and exchanged for certificates representing the number of whole shares of HFC Stock, if any, and/or a check representing the amount of cash, if any, into which the Fidelity Stock represented thereby was converted in the Holding Company Merger, plus any payment for a fractional share of HFC Stock.

            2.4 Fractional Shares. Notwithstanding any other provisions of this Agreement, no fractional shares of HFC Stock shall be issued in the Holding Company Merger. In lieu thereof, each holder of Fidelity Stock who would otherwise be entitled to receive a fractional share of HFC Stock (after taking into account all Certificates delivered by such holder) shall receive an amount in cash (without interest), rounded to the nearest cent, equal to the product obtained by multiplying (a) the Final HFC Stock Price by (b) the fraction (calculated to the nearest ten-thousandth) of the share of HFC Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fractional shares.

            2.5 Treatment of Fidelity Options. Unless exercised prior to the Effective Time of the Holding Company Merger, each Fidelity Option which is outstanding and unexercised immediately prior to the Effective Time of the Holding Company Merger, whether or not then vested and exercisable, shall be terminated immediately prior to the Effective Time of the Holding Company Merger and each grantee thereof shall be entitled to receive, in lieu of each share of Fidelity Stock that would otherwise have been issuable upon exercise thereof, an amount in cash computed by multiplying (a) the excess, if any, between (i) the Price Per Share and (ii) the exercise price of such Fidelity Option by (b) the number of shares of Fidelity Stock subject to the Fidelity Option. Fidelity agrees to take or cause to be taken all action necessary to enter into a written agreement with each holder of a Fidelity Option to provide for such termination and payment effective at or before the Effective Time of the Holding Company Merger. Any payments pursuant to this Section 2.5 shall take place only after the satisfaction or fulfillment or waiver of the conditions to Closing contained in Articles IX, X and XI of this Agreement.

            2.6 Election and Proration Procedures.

                (a) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Fidelity Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent in such form as HFC and Fidelity shall mutually agree) ("Election Form") shall be mailed by or on behalf of HFC no less than thirty-five (35) days prior to the anticipated Effective Time of the Holding Company Merger, as jointly determined by HFC and Fidelity, or on such other date as HFC and Fidelity shall mutually agree ("Mailing Date") to each holder of record of Fidelity Stock and holder of record of the Fidelity Senior Notes who has submitted to Fidelity and the Exchange Agent a written irrevocable election to convert in full the Fidelity Senior Note held by such person into shares of Fidelity

Stock prior to the Effective Time of the Holding Company Merger as of five Business Days prior to the Mailing Date ("Election Form Record Date"). HFC shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) (the term "beneficial owner" and "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Exchange Act) of Fidelity Stock after the Election Form Record Date and prior to the Election Deadline, and Fidelity shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an "Election") to receive (i) HFC Stock (a "Stock Election") with respect to all of such holder's Fidelity Stock, or (ii) cash (a "Cash Election") with respect to all of such holder's Fidelity Stock, or (iii) HFC Stock for a specified number of shares of Fidelity Stock (a "Combination Stock Election") and cash for the remaining number of shares of Fidelity Stock held by such holder (a "Combination Cash Election"). Any Fidelity Stock and Fidelity Stock into which the Fidelity Notes will be converted, other than Dissenting Shares and Treasury Shares, with respect to which the Exchange Agent has not received an effective, properly completed Election Form prior to the Election Deadline shall be deemed to be "Undesignated Shares" hereunder.

               (b) Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form which has not been revoked by 5:00 p.m., Pacific Time, by the 30th day following the Mailing Date (or such other time and date as HFC and Fidelity may mutually agree) (the "Election Deadline"). An Election Form shall be deemed properly completed only if an Election is indicated for each share of Fidelity Stock covered by such Election Form and if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Fidelity Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Any Election Form may be revoked by the person submitting such Election Form at or prior to the Election Deadline, provided that the Exchange Agent shall have actually received prior to the Election Deadline a written notice revoking such Election Form and specifying the shares of Fidelity Stock covered by such revoked Election Form. In the event an Election Form is revoked prior to the Election Deadline, the shares of Fidelity Stock representing such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly made with respect to such shares on or before the Election Deadline, and Fidelity shall cause the certificates representing such shares of Fidelity Stock to be promptly returned without charge to the person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any Election or revocation has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of Fidelity and HFC required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither HFC nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

               (c) As promptly as practicable but not later than five Business Days prior to the Effective Time of the Holding Company Merger, HFC shall cause the Exchange Agent to effect the allocation among the holders of Fidelity Stock of rights to receive HFC Stock or cash in the Holding Company Merger in accordance with the Election Forms as follows:

                   (i) if the aggregate number of shares of Fidelity Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made times the Exchange Ratio is approximately equal to the Stock Amount, then:

                         (A) Each holder of Fidelity Stock who made an effective
Stock Election or Combination Stock Election shall receive the number of shares of HFC Stock which is equal to the product of the Exchange Ratio multiplied by the number of shares of Fidelity Stock covered by such Stock Election or Combination Stock Election; and

                         (B) Each holder of Fidelity Stock who made an effective
Cash Election or Combination Cash Election, and each holder of Undesignated Shares shall receive the Price Per Share in cash for each such share of Fidelity Stock or Undesignated Share.

                   (ii) if the aggregate number of shares of Fidelity Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made times the Exchange Ratio exceeds, and is not approximately equal to, the Stock Amount, then:

                         (A) Each holder of Fidelity Stock who made an effective
Cash Election or Combination Cash Election shall receive the Price Per Share in cash for each such share of Fidelity Stock;

                         (B) Each holder of Undesignated Shares shall be deemed
to have made Cash Elections and shall receive the Price Per Share in cash for each such Undesignated Share; and

                         (C) A stock proration factor (the "Stock Proration
Factor") shall be determined by dividing (1) the Stock Amount by (2) the product of the Exchange Ratio and the number of shares of Fidelity Stock with respect to which effective Stock Elections and Combination Stock Elections were made. Each holder of Fidelity Stock who made an effective Stock Election or Combination Stock Election shall be entitled to:

                             (I) the number of shares of HFC Stock equal to the
product of (x) the Exchange Ratio, multiplied by (y) the number of shares of Fidelity Stock covered by such Stock Election or Combination Stock Election, multiplied by (z) the Stock Proration Factor, and

                             (II) cash in an amount equal to the product of (x)
the Price Per Share, multiplied by (y) the number of shares of Fidelity Stock covered by such Stock Election or Combination Stock Election, multiplied by (z) one minus the Stock Proration Factor.

                   (iii) if the aggregate number of shares of Fidelity Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made times the Exchange Ratio is less than, and is not approximately equal to, the Stock Amount, then:

                             (A) Each holder of Fidelity Stock who made an
effective Stock Election or Combination Stock Election shall receive the number of shares of HFC Stock equal to the product of the Exchange Ratio multiplied by the number of shares of Fidelity Stock covered by such Stock Election or Combination Stock Election;

                             (B) The Exchange Agent shall select by random such
number of holders of Undesignated Shares (other than holders of Undesignated Shares who delivered a written demand for appraisal to Fidelity before the Fidelity Stockholders' Meeting and who did not vote in favor of the Holding Company Merger as required by Section 262 of the Delaware General Corporation Law prior to the meeting of shareholders to be held pursuant to Section 6.5) to receive HFC Stock as shall be necessary so that the shares of HFC Stock to be received by those holders, when combined with the number of shares for which a Stock Election or Combination Stock Election has been made, multiplied by the Exchange Ratio shall be approximately equal to the Stock Amount. If all of said Undesignated Shares plus all shares as to which Stock Elections and Combination Stock Elections have been made together multiplied by the Exchange Ratio are less than, and not approximately equal to, the Stock Amount, then:

                             (C) A cash proration factor (the "Cash Proration
Factor") shall be determined by dividing (1) the amount which is the difference between (x) the number obtained by dividing the Stock Amount by the Exchange Ratio and (y) the sum of the number of shares of Fidelity Stock with respect to which effective Stock Elections and Combination Stock Elections were made and the number of Undesignated Shares selected pursuant to subparagraph (iii)(B) above by (2) the number of shares of Fidelity Stock with respect to which effective Cash Elections and Combination Cash Elections were made. Each holder of Fidelity Stock who made an effective Cash Election or Combination Cash Election shall be entitled to:

                                 (I) cash equal to the product of (x) the Price
Per Share, multiplied by (y) the number of shares of Fidelity Stock covered by such Cash Election or Combination Cash Election, multiplied by (z) one minus the Cash Proration Factor, and

                                 (II) the number of shares of HFC Stock equal to
the product of (x) the Exchange Ratio, multiplied by (y) the number of shares of Fidelity Stock covered by such Cash Election or Combination Cash Election, multiplied by (z) the Cash Proration Factor.

                   (iv) The prorata allocation process or the random selection process to be used by the Exchange Agent shall consist of such procedures as HFC and Fidelity shall mutually determine.

            (d) For purposes of this Section 2.6, the shares of which HFC Stock is to be issued as consideration in the Merger shall be deemed to be "approximately equal" to the Stock Amount if such number is within 10,000 shares of HFC Stock of such amount.

        2.7 Exchange Procedures.

            (a) At the Effective Time of the Holding Company Merger, HFC shall deposit with the Exchange Agent for the benefit of the holders of shares of Fidelity Stock, for exchange in accordance with this Section 2.7, certificates representing the shares of HFC Stock and cash issuable pursuant to Section 2.3 in exchange for shares of Fidelity Stock outstanding immediately prior to the Effective Time of the Holding Company Merger and funds in an amount not less than the amount of cash payable in lieu of fractional shares of HFC Stock which would otherwise be issuable in connection with Section 2.3, but for the operation of Section 2.4 of this Agreement (collectively, the "Exchange Fund").

        (b) After the Effective Time of the Holding Company Merger, each holder of a certificate ("Certificate") formerly representing Fidelity Stock (other than Dissenting Shares and Treasury Shares) who surrenders or has surrendered such Certificate (or customary affidavits and indemnification regarding the loss or destruction of such Certificate), together with duly executed transmittal materials included in or required by the Election Form, to the Exchange Agent, shall, upon acceptance thereof, be entitled to (i) a certificate representing HFC Stock and/or (ii) cash into which the shares of Fidelity Stock shall have been converted pursuant to Section 2.3 and Section 2.6, as well as cash in lieu of fractional shares of Fidelity Stock to which such holder would otherwise be entitled, if applicable. The Exchange Agent shall accept such Certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 2.7, each Certificate representing Fidelity Stock shall be deemed from and after the Effective Time of the Holding Company Merger to evidence only the right to receive the consideration to which it is entitled hereunder upon such surrender. HFC shall not be obligated to deliver the consideration to which any former holder of Fidelity Stock is entitled as a result of the Holding Company Merger until such holder surrenders his Certificate or Certificates for exchange as provided in this Section 2.7. If any certificate for shares of HFC Stock, or any check representing cash and/or declared but unpaid dividends, is to be issued in a name other than that in which a Certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

            (c) No dividends or other distributions declared or made after the Effective Time of the Holding Company Merger with respect to HFC Stock with a record date after the Effective Time of the Holding Company Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HFC Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4, until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of HFC Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of HFC Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time of the Holding Company Merger theretofore paid with respect to such whole shares of HFC Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Holding Company Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of HFC Stock.

            (d) All cash and shares of HFC Stock issued upon the surrender for exchange of shares of Fidelity Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Fidelity Stock, and there shall be no further registration of transfers on the stock transfer books of HFC, after the Holding Company Merger, of the shares of Fidelity Stock which were outstanding immediately prior to the Effective Time of the Holding Company Merger. If, after the Effective Time of the Holding Company Merger, Certificates are presented to HFC for any reason, they shall be canceled and exchanged as provided in this Agreement.

            (e) Any portion of the Exchange Fund, including any interest thereon, which remains undistributed to the stockholders of Fidelity following the passage of nine (9) months after the Effective Time of the Holding Company Merger shall be delivered to HFC, upon demand, and any stockholders of Fidelity who have not theretofore complied with this Section 2.7 shall thereafter look only to HFC for payment of their claim for cash and HFC Stock, any cash in lieu of fractional shares of HFC Stock and any dividends or distributions with respect to HFC Stock.

            (f) Neither Fidelity nor HFC shall be liable to any holder of shares of Fidelity Stock or HFC Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of HFC Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of HFC Stock for the account of the Persons entitled thereto.

            (h) Certificates surrendered for exchange by any Person constituting an "Affiliate" of Fidelity for purposes of Rule 144(a) under the Securities Act shall not be exchanged for certificates representing whole shares of HFC Stock until HFC has received a written agreement from such person as provided in
Section 6.7.

        2.8 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Fidelity Stock who shall be entitled to be paid the "fair value" of such holder's Dissenting Shares of Fidelity Stock, as provided in Section 262 of the Delaware General Corporation Law, shall not be entitled to the consideration to which such holder would otherwise have been entitled pursuant to Section 2.2, unless and until such holder shall have failed to perfect or withdrawn or lost such holder's rights under Section 262 of the Delaware General Corporation Law, and shall be entitled to receive only such payment provided for by Section 262 of the Delaware General Corporation Law.

        2.9 Adjustments for Dilution and Other Matters. If prior to the Effective Time of the Holding Company Merger, (a) HFC shall declare a stock dividend or distribution on HFC Stock with a record date prior to the Effective Time of the Holding Company Merger, or subdivide, split up, reclassify or combine HFC Stock, or declare a dividend, or make a distribution, on the HFC Stock in any security convertible into HFC Stock, in each case with a record date prior to the Effective Time of the Holding Company Merger, or (b) the outstanding shares of HFC Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in HFC's capitalization, then a proportionate adjustment or adjustments will be made to the Exchange Ratio, the Stock Amount, the Starting Price, and the Average Closing Price, which adjustment or adjustments may include, as appropriate, the issuance of securities, property or cash on the same basis as that on which any of the foregoing shall have been issued, distributed or paid to holders of HFC Stock generally.

        2.10 Name of Corporation Surviving the Holding Company Merger.

             (a) If the Holding Company Merger is effected in accordance with
Section 2.1, the name of the corporation surviving the Holding Company Merger shall be "Hawthorne Financial Corporation."

             (b) If the Holding Company Merger is effected in accordance with
Section 2.2, the name of the corporation surviving the Holding Company Merger shall be "First Fidelity Bancorp, Inc."

        2.11 Certificate of Incorporation and Bylaws of Corporation Surviving the Holding Company Merger.

             (a) If the Holding Company Merger is effected in accordance with
Section 2.1, the certificate of incorporation and bylaws of HFC, as in effect immediately prior to the Effective Time of the Holding Company Merger, shall be the certificate of incorporation and bylaws of HFC after the Holding Company Merger.

             (b) If the Holding Company Merger is effected in accordance with
Section 2.2, the certificate of incorporation and bylaws of Fidelity, as in effect immediately prior to the Effective Time of the Holding Company Merger, shall be the certificate of incorporation and bylaws of Fidelity after the Holding Company Merger.

        2.12 Directors and Officers of Corporation Surviving the Holding Company Merger.

             (a) If the Holding Company Merger is effected in accordance with
Section 2.1, the directors and officers of the corporation surviving the Holding Company Merger shall be as provided in this paragraph (a). At the Effective Time of the Holding Company Merger, the then directors of HFC shall be the directors of HFC, until their successors have been duly elected or appointed and qualified. The officers of HFC immediately prior to the Effective Time of the Holding Company Merger shall be the officers of HFC, until their respective successors are duly appointed.

             (b) If the Holding Company Merger is effected in accordance with
Section 2.2, the directors and officers of the corporation surviving the Holding Company Merger shall be as provided in this paragraph (b). At the Effective Time of the Holding Company Merger, the then directors of the Merger Sub shall be the directors of Fidelity, until their successors have been duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time of the Holding Company Merger shall be the officers of Fidelity, until their respective successors are duly appointed.

        2.13 Determination of Structure of Holding Company Merger. If on the second day immediately preceding the Effective Time of the Holding Company Merger the opinions contemplated by Sections 10.4 or 11.6(a) cannot be given then (a) the Holding Company Merger shall be effected as set forth in Section 2.2, (b) the conditions set forth in Sections 10.4 and 11.6(a) shall be deemed waived with respect to the Holding Company Merger and (c) the Certificate of Merger shall reflect the foregoing.

                                   ARTICLE III

                                   THE CLOSING

        3.1 Closing Date. The Closing shall take place on the Closing Date.

        3.2 Execution of Merger Documents. Prior to the Closing, the Certificate of Merger shall be executed by HFC, if Section 2.1 is applicable, or by Fidelity, if Section 2.2 is applicable, and the Agreement of Bank Merger shall be executed by Bank and Thrift. On or before the Closing Date, the Certificate of Merger shall be duly filed with the Delaware Secretary as required by applicable laws and regulations to render the Holding Company Merger effective as of the Closing Date.

        3.3 Documents to be Delivered. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the parties, to effect the transactions contemplated by this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF FIDELITY AND THRIFT

        Fidelity and Thrift, jointly and severally, represent and warrant to HFC and Bank as follows; provided that to the extent any representation or warranty relates to Fidelity, Thrift does not make any representations or warranties to such extent:

        4.1 Incorporation, Standing and Power. Fidelity is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Thrift is a California chartered industrial loan company duly organized, validly existing and in good standing under the laws of California and is authorized by the DFI to conduct an industrial loan business. The certificate of incorporation and bylaws of Fidelity, and the articles of incorporation and bylaws of Thrift, all as amended to date, are in full force and effect. Thrift's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Fidelity and Thrift have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted and Fidelity and Thrift have the corporate power and authority to execute and deliver this Agreement and the Agreement of Bank Merger, as the case may be, and to perform their respective obligations hereunder and thereunder, as the case may be, and to consummate the transactions contemplated hereby and thereby, as the case may be. Neither the scope of the business of Fidelity or Thrift nor the location of any of their respective properties requires that Fidelity or Thrift be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a Material Adverse Effect.

        4.2 Liquidation of and Reservation for the Fidelity Subsidiary. As of February 8, 2002, the Fidelity Subsidiary was liquidated and dissolved under the laws of California. Fidelity has recorded a reserve in the amount of $289,000 for purposes of winding up the Fidelity Subsidiary (the "Fidelity Subsidiary Reserve Amount") and the Fidelity Subsidiary Reserve Amount is adequate to cover all liabilities and obligations, either accrued or contingent, of the Fidelity Subsidiary.

        4.3 Capitalization.

            (a) As of the date of this Agreement, the authorized capital stock of Fidelity consists of 2,000,000 shares of Fidelity Series A Common Stock, of which 425,000 shares are outstanding; 2,000,000 shares of Fidelity Series B Common Stock, of which 985,935 shares are outstanding; and 2,000,000 shares of serial preferred stock, of which no shares are outstanding. All of the outstanding shares of Fidelity Stock have been duly authorized and validly issued and are fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date of this Agreement, except for Fidelity Options covering 88,000 shares of Fidelity Stock granted pursuant to the Fidelity Stock Option Plan and the Fidelity Senior Notes convertible into 404,180 shares of Fidelity Stock, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Fidelity Stock nor any securities convertible into such stock, and Fidelity is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. Fidelity has furnished HFC a list (the "Fidelity Option List") setting forth the name of each holder of a Fidelity Option or Fidelity Award, the number of shares of Fidelity Stock covered by each such Fidelity Option or Fidelity Award, the vesting schedule of such Fidelity Option or Fidelity Award, and the exercise price per share and the expiration date of each such Fidelity Option or Fidelity Award, as applicable. Fidelity has furnished HFC a list (the "Fidelity Senior Notes List") setting forth the name of each holder of Fidelity Senior Notes, the principal amount outstanding on the Fidelity Senior Notes of each holder, the conversion price per share and the number of shares of Fidelity Stock issuable upon conversion of such Fidelity Senior Notes, and the expiration of each Fidelity Senior Note.

            (b) As of the date of this Agreement, the authorized capital stock of Thrift consists of 200,000 shares of Thrift Stock, of which 20,000 shares are outstanding and owned of record and beneficially by Fidelity free and clear of any Encumbrance. The outstanding shares of Thrift Stock have been duly authorized and validly issued and are fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). There are no contracts, commitments, understandings or arrangements relating to Fidelity's rights to vote or to dispose of such securities. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of Thrift Stock or any other securities convertible into such stock, and Thrift is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

        4.4 Subsidiaries. Except for Thrift and as set forth on a list furnished by Fidelity and Thrift to HFC (the "Fidelity Equity List"), (i) Fidelity does not own, directly or indirectly, the outstanding stock or equity or other voting interest in any corporation, partnership, joint venture or other entity and (ii) Thrift does not own, directly or indirectly, the outstanding stock or equity or other voting interest in any corporation, partnership, joint venture or other entity.

        4.5 Financial Statements. Fidelity has previously furnished to HFC a copy of the Financial Statements of Fidelity. The Financial Statements of Fidelity present fairly the consolidated financial condition of Fidelity as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended and have been prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied, except as stated therein.

        4.6 Reports and Filings. Fidelity, Thrift and the Fidelity Subsidiary have filed all reports, returns, registrations and statements (such reports and filings referred to as "Fidelity Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with
(a) the DFI, (b) the FDIC and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect. No material adverse administrative actions have been taken or orders issued in connection with such Fidelity Filings. As of their respective dates, each of such Fidelity Filings complied in all material respects with all applicable laws and regulations (or was amended so as to be in compliance promptly following discovery of any such noncompliance). Any financial statements contained in any of such Fidelity Filings fairly presented, as of their respective dates or for their respective periods, the financial position, results of operations and changes in cash flows, as the case may be, of Fidelity, Thrift or the Fidelity Subsidiary and were prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. Fidelity has furnished to HFC true and correct copies of all Fidelity Filings filed by Fidelity, Thrift or the Fidelity Subsidiary with the DFI, FDIC and any other Governmental Entity since January 1, 1999.

        4.7 Authority of Fidelity and Thrift. The execution and delivery by Fidelity and Thrift of this Agreement and by Thrift of the Agreement of Bank Merger and, subject to the requisite approval of the stockholders of Fidelity, the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Fidelity and Thrift and by Fidelity in its capacity as the sole stockholder of Thrift, and this Agreement is and the Agreement of Bank Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of Fidelity or Thrift or both of them, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). Except as set forth in a list furnished by Fidelity and Thrift to HFC (the "Fidelity Conflicts and Consents List"), neither the execution and delivery by Fidelity and Thrift of this Agreement or by Thrift of the Agreement of Bank Merger, the consummation of the Holding Company Merger or Bank Merger or the transactions contemplated herein or therein, nor compliance by Fidelity and Thrift with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Fidelity or the Articles of Incorporation or Bylaws of Thrift; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Fidelity or Thrift is a party, or by which Fidelity or Thrift or any of their respective properties or assets is bound, except as would not, individually or in the aggregate, have a Material Adverse Effect; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Fidelity or Thrift, except for Encumbrances that do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby; (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Fidelity or Thrift or any of their respective properties or assets. Except as set forth in the Fidelity Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Fidelity and Thrift of this Agreement or by Thrift of the Agreement of Bank Merger, the consummation by Fidelity and Thrift of the Holding Company Merger or Bank Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement by the stockholders of Fidelity and the approval of the Agreement of Bank Merger and the Bank Merger by Fidelity in its capacity as the sole stockholder of Thrift; (ii) such approvals or nonobjections as may be required by the DFI, OTS and the FDIC; (iii) the filing and declaration of effectiveness of the S-4 Registration Statement with the SEC; (iv) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the Delaware General Corporation Law; (v) such filings with California authorities and the OTS as may be required to effect the Bank Merger; and (vi) any required approval of the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        4.8 Insurance. Except as set forth in a list furnished by Fidelity and Thrift to HFC (the "Fidelity Insurance List"): (a) Fidelity and Thrift have and have had since July 1, 1999, and the Fidelity Subsidiary had since July 1, 1999, policies of insurance and bonds with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customary for their respective businesses, operations, properties and assets; (b) no insurer under any policy or bond maintained by Fidelity, Thrift or the Fidelity Subsidiary has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder and all such policies and bonds are in full force and effect; and (c) neither Fidelity nor Thrift is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the Fidelity Insurance List is a list of all policies of insurance carried and owned by Fidelity and Thrift showing, as of December 31, 2001, the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to HFC a copy of each such policy of insurance.

        4.9 Title to Assets. Fidelity and Thrift have good and marketable title to all their respective material, non-real estate, properties and assets, owned or stated to be owned by Fidelity or Thrift, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of Fidelity; (b) for Encumbrances for current Taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Fidelity on a consolidated basis; or (e) as set forth in a list furnished by Fidelity and Thrift to HFC (the "Fidelity Personal Property List").

        4.10 Real Estate. Fidelity and Thrift have furnished HFC a list (the "Fidelity Real Property List") of real property, including leaseholds and all other interests in real property (other than security interests), owned by Fidelity or Thrift. Fidelity has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property. Fidelity or Thrift have good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the Fidelity Real Property List, free and clear of all Encumbrances, except: (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for Taxes not yet due; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and
(d) as described in the Fidelity Real Property List. Fidelity has furnished HFC with true and correct copies of all leases included in the Fidelity Real Property List, all title insurance policies and all documents evidencing Fidelity's or Thrift's interest in real property included in the Fidelity Real Property List.

        4.11 Litigation. Except as set forth in a list furnished by Fidelity and Thrift to HFC (the "Fidelity Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to Fidelity's or Thrift's knowledge, threatened, against Fidelity or Thrift or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of Fidelity or Thrift. Also, except as disclosed in the Fidelity Filings or in the Fidelity Litigation List, there are no material judgments, decrees, stipulations or orders against Fidelity or Thrift or enjoining either of them or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

        4.12 Taxes.

             (a) Except as set forth in a list furnished by Fidelity and Thrift to HFC (the "Fidelity Tax List"), (A) all material Tax Returns required to be filed by or on behalf of Fidelity, Thrift or the Fidelity Subsidiary or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of Fidelity, Thrift or the Fidelity Subsidiary, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with accounting principles generally accepted in the United States of America and/or applicable regulatory accounting principles or banking regulations consistently applied on the Fidelity balance sheet, and adequate reserves or accruals for Taxes have been provided in the Fidelity balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of Fidelity, Thrift or the Fidelity Subsidiary, or any Affiliated Group(s) of which any of them is or was a member.

             (b) Fidelity, Thrift and the Fidelity Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

             (c) Fidelity has delivered to HFC complete copies of (i) all material income or franchise Tax Returns of Fidelity, Thrift and the Fidelity Subsidiary relating to the taxable periods since July l, 1999 and (ii) any audit report issued within the last three years relating to any material Taxes due from or with respect to Fidelity, Thrift or the Fidelity Subsidiary, with respect to their respective income, assets or operations.

             (d) Except as set forth in the Fidelity Tax List, no claim has been made by a taxing authority in a jurisdiction where Fidelity, Thrift or the Fidelity Subsidiary do not file an income or franchise Tax Return such that Fidelity, Thrift or the Fidelity Subsidiary are or may be subject to taxation by that jurisdiction.

             (e) Except as set forth in the Fidelity Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including Fidelity, Thrift and/or the Fidelity Subsidiary have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have Fidelity, Thrift or the Fidelity Subsidiary received any notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and
(iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against Fidelity, Thrift or the Fidelity Subsidiary for any subsequent taxable period that could be material.

             (f) Except as set forth in the Fidelity Tax List, none of Fidelity, Thrift or the Fidelity Subsidiary nor any other Person on behalf of Fidelity, Thrift or the Fidelity Subsidiary has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Fidelity, Thrift or the Fidelity Subsidiary,
(ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by

Fidelity, Thrift or the Fidelity Subsidiary or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Fidelity, Thrift or the Fidelity Subsidiary, or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to Fidelity, Thrift or the Fidelity Subsidiary.

             (g) Except as set forth in the Fidelity Tax List, no property owned by Fidelity, Thrift or the Fidelity Subsidiary is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

             (h) Neither Fidelity (except with Fidelity Subsidiary or Thrift) nor the Fidelity Subsidiary nor Thrift (except with Fidelity or one another) is a party to any Tax Sharing Agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

             (i) Except as set forth in the Fidelity Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Fidelity, Thrift or the Fidelity Subsidiary, their respective affiliates or any of their successors by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

             (j) There are no liens as a result of any unpaid Taxes upon any of the assets of Fidelity, Thrift or the Fidelity Subsidiary.

             (k) Except as set forth in the Fidelity Tax List, Fidelity, Thrift and the Fidelity Subsidiary have no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the
Code.

             (l) Except as set forth in the Fidelity Tax List, none of the members of Fidelity's Affiliated Group has any net operating loss carryovers.

        4.13 Compliance with Laws and Regulations.

             (a) Neither Fidelity nor Thrift is in default under or in breach or violation of (i) any provision of their respective certificate of incorporation, articles of incorporation or bylaws, or (ii) any law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a Material Adverse Effect. The properties and operations of Fidelity and Thrift are and have been maintained and conducted, and the properties and operations of the Fidelity Subsidiary were maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

             (b) Except as set forth on a list furnished by Fidelity and Thrift to HFC (the "Fidelity Environmental Compliance List"), to the best of Fidelity's and Thrift's knowledge: (i) Fidelity and Thrift are in compliance with all Environmental Regulations in all material respects; (ii) there are no Tanks on, under or above Fidelity Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating from Fidelity Property above de minimus levels that would require remedial action; (iv) to the best of Fidelity's and Thrift's knowledge, neither Fidelity nor Thrift has any loans outstanding secured by real property of which the real property is not in compliance with Environmental Regulations or which has a Tank or upon which there are Hazardous Materials or from which Hazardous Materials are migrating above de minimus levels that would require remedial action; and (v) without limiting Section 4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against Fidelity or Thrift or, to the best of Fidelity's and Thrift's knowledge, concerning property securing Fidelity or Thrift loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Fidelity Property or, to the best of Fidelity's and Thrift's knowledge, property securing Fidelity or Thrift loans, relating to the foregoing representations (i) - (iv). For purposes of this Section 4.12(b), the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "Fidelity Property" shall mean real estate owned, leased, or otherwise used by Fidelity or Thrift, or in which Fidelity or Thrift has an investment (by sale and leaseback or otherwise) in each case, which real estate is owned, leased, or otherwise used on the date of this Agreement, including, without limitation, properties under foreclosure and properties held by Fidelity or Thrift in its respective capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C.
Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Emergency Planning and

Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1, 25281 and 25250.1
of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; or which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls
(PCBs), asbestos or ureaformaldehyde foam insulation.

             (c) Fidelity and Thrift have provided to HFC phase I environmental assessments with respect to each interest in real property set forth on the Fidelity Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of Fidelity or Thrift. The Fidelity Real Property list discloses each such property as to which such an assessment has not been prepared on behalf of Fidelity or Thrift.

        4.14 Performance of Obligations. Fidelity, Thrift and the Fidelity Subsidiary have (or had) performed in all material respects all of the obligations required to be performed by them to date of any covenant, contract, lease, indenture or any other covenant to which any of them is a party, or to which any of them or any of their respective properties is subject or by which any of them or any of their respective properties are otherwise bound, and none of them are in default under or in breach of any term or provision of any such covenant, contract, lease, indenture or any other such covenant, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such defaults and breaches would, individually or in the aggregate, have a Material Adverse Effect. Except for loans made by Thrift in the ordinary course of business, to Fidelity's and Thrift's knowledge, no other party to any such covenant, contract, lease or indenture or any other covenant is in material default or breach thereunder.

        4.15 Employees. Except as set forth in the Fidelity Litigation List, there are no material controversies pending or threatened between Fidelity or Thrift and any of their respective employees. Neither Fidelity nor Thrift is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which their respective employees or either of them belong.

        4.16 Registration Obligation. Neither Fidelity nor Thrift is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

        4.17 Brokers and Finders. Neither Fidelity nor Thrift is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

        4.18 Material Contracts. Except as set forth in a list furnished by Fidelity and Thrift to HFC (the "Fidelity Contract List") (all items listed or required to be listed in such Fidelity Contract List being referred to herein as "Scheduled Contracts"), neither Fidelity nor Thrift is party to, nor are either of Fidelity or Thrift or any of their respective properties subject to, nor are any of them or any of their respective properties bound by, any of the following:

             (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of Fidelity or Thrift and is not terminable by Fidelity or Thrift within one year without penalty or (ii) requires payment by Fidelity or Thrift of $25,000 or more per annum;

             (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by Fidelity or Thrift of $25,000 or more per annum;

             (c) any contract or agreement that restricts Fidelity or Thrift (or would restrict any Affiliate of either of them (including HFC and its subsidiaries) after the Effective Time of the Holding Company Merger) from competing in any line of business with any Person or using or employing the services of any Person;

             (d) any lease of real or personal property providing for annual lease payments by or to Fidelity or Thrift in excess of $25,000 per annum other than (A) financing leases entered into in the ordinary course of business in which Fidelity or Thrift is lessor and (B) leases of real property presently used by Thrift as banking or loan production offices;

             (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of Fidelity or Thrift (other than as mortgagor or pledgor in the ordinary course of their banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of their business) in personal property having a value of $25,000 or more;

             (f) other than as described in the Fidelity Filings or as set forth in the Fidelity Employee Plan list, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of Fidelity or Thrift;

             (g) any agreement to acquire equipment or any commitment to make capital expenditures of $50,000 or more;

             (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which Fidelity or Thrift has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

             (i) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of their banking business and reflected in the financial records of Fidelity or Thrift);

             (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by Fidelity or Thrift (as lessee) that materially restricts the use, transferability or value of such property;

             (k) any guarantee or indemnification which involves the sum of $25,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

             (l) any supply, maintenance or landscape contracts not terminable by Fidelity or Thrift without penalty on thirty (30) days or less notice and which provides for payments in excess of $25,000 per annum;

             (m) any material agreement which would be terminable other than by Fidelity or Thrift as a result of the consummation of the transactions contemplated by this Agreement;

             (n) any contract of participation with any other financial institution in any loan in excess of $25,000 or any sales of assets of Fidelity or Thrift with recourse of any kind to Fidelity or Thrift except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

             (o) any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U.S. Small Business Administration and related servicing agreements);

             (p) any contract relating to the provision of data processing services to Fidelity or Thrift; and

             (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $50,000 or more to or by Fidelity or Thrift other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

        True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to HFC.

        4.19 Certain Material Changes. Except as set forth in a list delivered by Fidelity and Thrift to HFC (the "Fidelity Material Adverse Effect List"), since December 31, 2001, there has not been, occurred or arisen:

             (a) any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of Fidelity, Thrift or the Fidelity Subsidiary, or any other event or development that individually or taken together with all other events and circumstances has had or may reasonably be expected to have a Material Adverse Effect;

             (b) any direct or indirect redemption, purchase or other acquisition by Fidelity, Thrift or the Fidelity Subsidiary of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of Fidelity Stock whether consisting of money, other personal property, real property or other things of value; or

             (c) any redemption or repurchase by Fidelity, Thrift or the Fidelity Subsidiary of the Fidelity Senior Notes or any other notes or similar obligations, whether through payment of cash, securities, property or otherwise.

        4.20 Licenses and Permits. Fidelity and Thrift have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect. The respective properties, assets, operations and businesses of Fidelity and Thrift are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits.

        4.21 Undisclosed Liabilities. Neither Fidelity nor Thrift has any liabilities or obligations, either accrued or contingent, that are material to Fidelity on a consolidated basis and that have not been: (a) reflected or disclosed in the Financial Statements of Fidelity; (b) disclosed in a list furnished by Fidelity and Thrift to HFC (the "Fidelity Undisclosed Liabilities List") or on any other Fidelity List; or (c) incurred in the ordinary course of business consistent with past practices. Neither Fidelity nor Thrift knows of any reasonable basis for the assertion against either of them of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a Material Adverse Effect that is not accurately reflected in the Financial Statements of Fidelity or otherwise disclosed in this Agreement.

        4.22 Employee Benefit Plans.

             (a) For purposes of this Agreement, the term "Plans" shall mean (i) all "employee benefit plans" (as such term is defined in Section 3(3) of ERISA) of which Fidelity or any member of the same controlled group of corporations, trades or businesses as Fidelity within the meaning of Section 4001(a)(14) of ERISA, including, but not limited to, Thrift and Fidelity Subsidiary (for purposes of this Section, an "ERISA Affiliate") is a sponsor or participating employer or as to which Fidelity or any of its ERISA Affiliates makes contributions or is required to make contributions and (ii) any employment, severance or other agreement, plan, arrangement or policy of Fidelity or of any of its ERISA Affiliates (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation, stock awards, stock based compensation or other forms of incentive compensation or post-termination insurance, compensation or benefits. Except as set forth in the list delivered by Fidelity and Thrift to HFC (the "Fidelity Employee Plan List"), (i) neither Fidelity nor any of its ERISA Affiliates maintains or sponsors, or makes or is required to make contributions to, any Plans, (ii) none of the Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA, (iii) none of the Plans is a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, and
(iv) each of the Plans has been administered and maintained, and is, in material compliance with, all provisions of ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and all other applicable laws. Notwithstanding any statement or indication in this Agreement to the contrary, and except as disclosed in the Fidelity Employee Plan List, there are no Plans as to which Fidelity or any of its ERISA Affiliates will be required to make any contributions, whether on behalf of any of the current employees of Fidelity or any of its ERISA Affiliates or on behalf of any other person, after the Closing. With respect to each of such Plans, at the Closing there will be no liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the Fidelity or any of its ERISA Affiliates, except those set forth in the Financial Statements of Fidelity. Neither Fidelity nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan, or modify or change any existing Plan that would affect any employee or terminated employee of Fidelity or any ERISA Affiliate, except as set forth in the Fidelity Employee Plan List. Except as set forth in the Fidelity Employee Plan List, the consummation of the transactions contemplated by this Agreement will not (i) entitle any employees of Fidelity, Thrift or the Fidelity Subsidiary to severance pay, (ii) accelerate the funding, time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Plans or (iii) result in any breach or violation of, or default under, any of the Plans. Fidelity has delivered to HFC true and complete copies of: (i) each of the Plans and any related funding and service agreements thereto (including insurance contracts, investment managing agreements, subscription and participation agreements and recordkeeping contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (ii) the currently effective summary plan description, summary of material modifications and all material employee communications pertaining to each of the Plans, (iii) the three most recent annual reports for each of the Plans (including all relevant schedules), (iv) the most recently filed PBGC Form 1 (if applicable); and (v) the most recent Internal Revenue Service determination letter for each Plan which is intended to constitute a qualified plan under Section 401 of the Code and each amendment to each of the foregoing documents and any requests for rulings, determinations, or opinions pending with the Internal Revenue Service or any other governmental agency.

             (b) The present value of all "benefit liabilities," as defined in
Section 4001(a)(16) of ERISA, under any Plan subject to Title IV of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) shall not, as of the Closing Date, exceed the value of the assets of such Plan allocated to such benefit liabilities. With respect to each Plan that is subject to Title IV of ERISA (i) no amount is due or owing from Fidelity or its ERISA Affiliates to the Pension Benefit Guaranty Corporation or to any "multiemployer plan" as defined in Section 3(37) of ERISA on account of any withdrawal therefrom and (ii) no such Plan has been terminated other than in accordance with ERISA or at a time when the Plan was not sufficiently funded. The transactions contemplated hereunder, including without limitation the termination of the Plans at or prior to the Closing, shall not result in any such withdrawal or other liability under any applicable laws.

             (c) None of the Plans, nor any trust created thereunder nor any trustee, fiduciary or administrator thereof, has engaged in any transaction which might subject Fidelity, Thrift or the Fidelity Subsidiary to any tax or penalty on prohibited transactions imposed by Section 4975 of the Code or
Section 406 of ERISA or to any civil penalty imposed by Section 502 of ERISA. None of the Plans subject to Title IV of ERISA has been completely or partially terminated nor has there been any "reportable event," as such term is defined in
Section 4043(b) of ERISA, with respect to any of such Plans for which the 30-day reporting requirement has not been waived, nor has any notice of intent to terminate been filed or given with respect to any such Plan. There has been no
(i) withdrawal by Fidelity or any of its ERISA Affiliates that is a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of whom are not under common control, as referred to in Section 4063(b) of ERISA, or (ii) cessation by Fidelity or any of its ERISA affiliates of operations at a facility causing more than 20% of Plan participants to be separated from employment, as referred to in
Section 4062(f) of ERISA.

             (d) None of the Plans nor any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Code, whether or not waived. Furthermore, neither Fidelity nor any of its ERISA Affiliates has provided or is required to provide security to any Plan pursuant to Section 401(a)(29) of the Code. Each of the Plans that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and Fidelity does not know of any fact which could adversely affect the qualified status of any such Plan. All contributions required to be made to each of the Plans under the terms of the Plan, ERISA, the Code, or any other applicable laws have been timely made. The Financial Statements of Fidelity properly reflect all amounts required to be accrued as liabilities to date under each of the Plans. Except as set forth in the Fidelity Employee Plan List, there is no Plan or other contract, agreement or benefit arrangement covering any employee of Fidelity or Thrift which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code).

             (e) There have occurred and there exists (i) no pending litigation or controversies against the Plans or against Fidelity or any of its ERISA Affiliates as the "employer" or "sponsor" under the Plans or against the trustee, fiduciaries or administrators of any of the Plans and (ii) no pending or, to Fidelity's knowledge, threatened investigations, proceedings, lawsuits, disputes, actions or controversies involving the Plans, the administrator or trustee of any of the Plans with any of the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation, any participant in the Plans or any other person whatsoever. Without limiting the generality of the foregoing, there are no lawsuits or other claims, pending or, to Fidelity's knowledge, threatened (other than routine claims for benefits under a Plan) against (i) any Plan, or (ii) any "fiduciary" of such Plan (within the meaning of Section 3(21)(a) of ERISA) brought on behalf of any participant, beneficiary or fiduciary thereunder.

             (f) None of Fidelity or Thrift or any of their ERISA Affiliates has used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity, (ii) temporary employees who have worked for any of Fidelity, Thrift, the Fidelity Subsidiary or any of their ERISA Affiliates for more than six months or who may otherwise be eligible to participate in any of the Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity, (iii) individuals who have provided services to Fidelity, Thrift, the Fidelity Subsidiary or any of their ERISA Affiliates as independent contractors for more than six months or who may otherwise be eligible to participate in the Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

             (g) Except as set forth in the Fidelity Employee Plan List, with respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of Fidelity or Thrift or any of their ERISA Affiliates, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date or the termination of the Plan as of the Closing Date.

        4.23 Corporate Records. The minute books of Fidelity, Thrift and the Fidelity Subsidiary accurately reflect in all material respects all actions taken to this date by the respective stockholders, boards of directors and committees of Fidelity, Thrift and the Fidelity Subsidiary.

        4.24 Community Reinvestment Act. Thrift received a rating of "Satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. Neither Fidelity nor Thrift has been advised of any supervisory concerns regarding any of Thrift's compliance with the Community Reinvestment Act.

        4.25 Regulatory Actions.

             (a) Fidelity and Thrift are in compliance in all material respects with all applicable material federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Bank Secrecy Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Americans with Disabilities Act, and all other applicable fair lending laws or other laws relating to discrimination, and to Fidelity's and Thrift's knowledge, none of Fidelity, Thrift or the Fidelity Subsidiary are the subject of a referral to either the United States Department of Justice or the Department of Housing and Urban Development for alleged violations of the Fair Lending Acts.

             (b) Each material violation, criticism, or exception by any Governmental Entity with respect to any examinations of Fidelity, Thrift or the Fidelity Subsidiary, if any, has been responded to or is in the process of being responded to, and none of Fidelity, Thrift or the Fidelity Subsidiary has been advised by any Governmental Entity that its response is inadequate.

             (c) Neither Fidelity nor Thrift is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity nor has it been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

        4.26 Insider Loans; Other Transactions. Fidelity has previously provided HFC with a listing, current as of January 31, 2002, of all extensions of credit made by Fidelity, Thrift or the Fidelity Subsidiary to each of its executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation O), all of which have been made in compliance with Regulation O, which listing is true, correct and complete in all material respects. Neither Fidelity nor Thrift owes any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of Fidelity or Thrift (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the Fidelity Stock Option Plan, or any amounts due pursuant to Fidelity's Plans).

        4.27 Accounting Records. Fidelity, Thrift and the Fidelity Subsidiary maintain accounting records which fairly and accurately reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (a) executed in accordance with their management's general or specific authorization, and (b) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures and/or applicable regulatory accounting principles or banking regulations consistently applied. Such records, to the extent they contain important information pertaining to Fidelity, Thrift and the Fidelity Subsidiary which is not easily and readily available elsewhere, have been stored and maintained in compliance with applicable regulation.

        4.28 Indemnification. Other than pursuant to the provisions of its respective certificate of incorporation, charter or bylaws, neither Fidelity nor Thrift is a party to any indemnification agreement with any of its present directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Fidelity (a "Covered Person"), and to the knowledge of Fidelity, there are no claims for which any Covered Person would be entitled to indemnification under Section 8.7 if such provisions were deemed in effect, except as set forth in a list furnished by Fidelity and Thrift to HFC (the "Fidelity Indemnification List").

        4.29 Offices and ATMs. Fidelity and Thrift have furnished to HFC a list (the "Fidelity Offices List") setting forth the headquarters of Thrift (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by Thrift (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the Fidelity Offices List, Thrift maintains no other office or ATM and conducts business at no other location, and Thrift has not applied for nor received permission to open any additional branch nor operate at any other location.

        4.30 Loan Portfolio.

             (a) Fidelity and Thrift have furnished to HFC a list (the "Fidelity Nonperforming Assets List") that sets forth as of December 31, 2001 (i) any loan under the terms of which the obligor is 30 or more days delinquent in payment of principal or interest, or to the knowledge of Fidelity and Thrift, in default of any other material provision thereof; (ii) each loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by Fidelity or Thrift or any Governmental Entity; and (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu of foreclosure, including the book value thereof.

             (b) Each loan, other than loans the aggregate amount of which to any one borrower and its related interests reflected as an asset on Fidelity's most recent balance sheet does not exceed $25,000, and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidence of indebtedness which are true, genuine and what they purport to be, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        4.31 Investment Securities. Fidelity and Thrift have furnished to HFC a list (the "Fidelity Investment Securities List") setting forth a description of each Investment Security held by Fidelity, Thrift or the Fidelity Subsidiary on December 31, 2001. The Fidelity Investment Securities List sets forth, with respect to each such Investment Security: (a) the issuer thereof; (b) the outstanding balance or number of shares; (c) the maturity, if applicable; (d) the title of issue; and (e) the classification under Statement of Financial Accounting Standards No. 115. Neither Fidelity nor Thrift currently holds any Investment Security classified as trading.

        4.32 Derivatives Contracts; Structured Notes; Etc. Except as set forth in a list furnished by Fidelity and Thrift to HFC (the "Fidelity Derivatives List"), neither Fidelity nor Thrift is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

        4.33 Power of Attorney. Neither Fidelity nor Thrift has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

        4.34 Material Interests of Certain Persons. No officer or director of Fidelity or Thrift, or any associate thereof (as such term is defined in Rule 12b-2 under the Exchange Act), has any material interest in any material contract or property (real or personal) tangible or intangible, used in or pertaining to the business of Fidelity or Thrift.

        4.35 Tax Matters. None of Fidelity, Thrift or the Fidelity Subsidiary, nor, to the knowledge of Fidelity or Thrift, any of their respective Affiliates, has taken or agreed to take any action that would prevent the business combinations to be effected by the Mergers from qualifying as reorganizations under Section 368 of the Code.

        4.36 Facts Affecting Regulatory Approvals. To the knowledge of Fidelity and Thrift, there is no fact, event or condition applicable to Fidelity, Thrift or the Fidelity Subsidiary which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Mergers and other transactions contemplated by this Agreement.

        4.37 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of Fidelity, Thrift or the Fidelity Subsidiary ("Fidelity Supplied Information") for inclusion or incorporation by reference in (a) the S-4 Registration Statement and the Proxy Statement and Prospectus to be mailed to the stockholders of Fidelity in connection with obtaining the approval of the stockholders of Fidelity and HFC of this Agreement, the Holding Company Merger and the other transactions contemplated hereby, or any amendment or supplement thereto, as required, and (b) any other documents to be filed with the SEC, the OTS, the DFI, the FDIC or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.38 Corporate and Stockholder Approvals and Takeover Statutes.

             (a) The affirmative vote of the holders of a majority of the outstanding shares of Fidelity Series A Common Stock is required to adopt this Agreement and approve the Holding Company Merger and the other transactions contemplated hereby. No other vote of the stockholders of Fidelity is required by law, the Certificate of Incorporation or Bylaws of Fidelity or otherwise to adopt this Agreement and approve the Holding Company Merger and the other transactions contemplated hereby.

             (b) The Board of Directors of Fidelity has, by resolutions duly adopted by unanimous vote (excluding abstentions) at a meeting of all directors duly called and held, (i) as of the date hereof, determined that the Holding Company Merger is fair to, and in the best interests of, Fidelity and its stockholders and declared the Holding Company Merger to be advisable, (ii) approved this Agreement, (iii) taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to "business combinations" (as defined in Section 203) and any other similar legal requirements will not apply to HFC during the pendency of this Agreement, including the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, (iv) in its capacity as sole stockholder of Thrift, approved the Agreement of Bank Merger and the Bank Merger, and (v) as of the date hereof, recommended that the Fidelity stockholders approve and adopt this Agreement and approve the Holding Company Merger and directed that such matter be submitted to the Fidelity Stockholders at the Fidelity Stockholders' Meeting.

             (c) The Board of Directors of Thrift has, by resolutions duly adopted by unanimous vote at a meeting of all directors duly called and held, approved this Agreement and the Agreement of Bank Merger and the transactions contemplated hereby and thereby.

        4.39 Intellectual Property. Except as set forth in a list furnished by Fidelity and Thrift to HFC (the "Fidelity Intellectual Property List"), Fidelity and Thrift own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and neither Fidelity nor Thrift has received any notice with respect thereto that asserts the rights of others. Fidelity and Thrift have in all material respects performed all the obligations required to be performed by them, and neither Fidelity nor Thrift is not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

        4.40 Accuracy of Information Furnished. The representations and warranties made by Fidelity and Thrift hereby or in the Lists or schedules hereto, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such Lists or schedules from being misleading.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF HFC AND BANK

        HFC and Bank, jointly and severally, represent and warrant to Fidelity and Thrift as follows, provided that to the extent any representation or warranty relates to HFC or Merger Sub, Bank does not make any representations or warranties to such extent:

        5.1 Incorporation, Standing and Power. Each of HFC and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. HFC is duly registered as a savings and loan holding company under HOLA. Bank is a federal savings bank duly incorporated, validly existing and in good standing under the laws of the United States and is authorized by the OTS to conduct a federal savings bank business. The Certificate of Incorporation and Bylaws of HFC and Merger Sub and the Federal Stock Charter and Bylaws of Bank, each as amended to date, are in full force and effect. Bank's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Each of HFC and Bank is duly qualified and in good standing as a foreign corporation, and authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a Material Adverse Effect.

        5.2 Authority. The execution and delivery by each of HFC, Bank and Merger Sub of this Agreement and by Bank of the Agreement of Bank Merger and, subject to the requisite approval of the stockholders of HFC, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of HFC, Bank and Merger Sub and by HFC in its capacity as the sole stockholder of Bank and Merger Sub, and this Agreement is and the Agreement of Bank Merger will be upon execution by all parties, a valid and binding obligation of HFC, Bank or Merger Sub or any of them, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). All of the shares of HFC Stock to be issued pursuant to the Holding Company Merger will be duly authorized, validly issued, fully paid and nonassessable and are not, or will not be, subject to any preemptive rights. Neither the execution and delivery by HFC or Bank of this Agreement or the Agreement of Bank Merger, as the case may be, the consummation of the transactions contemplated herein or thereby by HFC or Bank, as the case may be, nor compliance by HFC or Bank with any of the provisions hereof or thereof, will (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of HFC or the Federal Stock Charter or Bylaws of Bank; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which HFC or Bank is a party, or by which HFC or Bank or any of their respective properties or assets is bound, except as would not, individually or in the aggregate, have a Material Adverse Effect; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of HFC or Bank, except for Encumbrances that do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to HFC or Bank or any of their respective properties or assets. Except as set forth in the HFC Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of HFC, and no consent or approval of any other Person, is required in connection with the execution and delivery by HFC of this Agreement, or the consummation by HFC of the transactions contemplated hereby or thereby, except (i) the requisite approval of the stockholders of HFC of this Agreement and the approval of this Agreement and the Agreement of Bank Merger and the transactions contemplated hereby and thereby by HFC in its capacity as the sole stockholder of Bank and Merger Sub;
(ii) such approvals as may be required by the DFI, OTS and the FDIC; (iii) filing of the Certificate of Merger with the Delaware Secretary pursuant to the Delaware General Corporation Law; (iv) the filing and declaration of effectiveness by the SEC of the S-4 Registration Statement; (v) such approvals as may be required by the NASDAQ NMS to approve for inclusion on the NASDAQ NMS the HFC Stock to be issued in the Holding Company Merger; (vi) such filings with the OTS and California authorities as may be required to effect the Bank Merger; and (vii) any required approval of the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        5.3 Reports and Filings. HFC and Bank have filed all reports, returns, registrations and statements (such reports and filings referred to as "HFC Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the OTS, (c) the FDIC and (d) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect. No material adverse administrative actions have been taken or orders issued in connection with such HFC Filings. As of their respective dates, each of such HFC Filings (y) complied in all material respects with all applicable laws and regulations (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) with respect to the HFC

Filings made with the SEC did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any of such HFC Filings fairly presented, as of their respective dates or for their respective periods, the consolidated financial position, consolidated results of operations and consolidated changes in cash flows, as the case may be, of HFC and were prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. HFC has furnished to Fidelity true and correct copies of all HFC Filings filed by HFC with the SEC, OTS and the FDIC since January 1, 1999.

        5.4 Corporate and Stockholder Approvals.

            (a) Because the structure of the Holding Company Merger will not be known until a short period prior to the Closing Date, HFC agrees and acknowledges that the affirmative vote of the holders of a majority of the outstanding shares of HFC Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of HFC. Other than as set forth in the preceding sentence, no other vote of the stockholders of HFC is required by law, the certificate of incorporation or bylaws of HFC or otherwise to approve this Agreement and the Holding Company Merger and the other transactions contemplated hereby, including without limitation the issuance of HFC Stock in the Holding Company Merger.

            (b) The Board of Directors of HFC has, by resolutions duly adopted by unanimous vote (excluding abstentions) at a meeting of all directors duly called and held (i) as of the date hereof, determined that the Holding Company Merger is fair to, and in the best interests of, HFC and its stockholders and declared the Holding Company Merger to be advisable, (ii) approved this Agreement and the transactions contemplated hereby, (iii) in HFC's capacity as sole stockholder of Bank and Merger Sub, approved this Agreement and the Agreement of Bank Merger and the transactions contemplated hereby and thereby, and (iv) as of the date hereof, recommended that the HFC stockholders approve and adopt this Agreement and approve the Holding Company Merger and directed that such matter be submitted to the HFC stockholders at the HFC Stockholders' Meeting.

            (c) The Boards of Directors of Bank and Merger Sub have, by resolutions duly adopted by the unanimous vote (excluding abstentions) at a meeting of all directors duly called and held, approved this Agreement and the Agreement of Bank Merger and the transactions contemplated hereby and thereby.

        5.5 Absence of Certain Changes or Events. Except as otherwise contemplated by this Agreement, since December 31, 2001, there has not been, occurred or arisen any event or circumstance that, individually or taken together with all other events and circumstances, has had or may reasonably be expected to have a Material Adverse Effect.

        5.6 Facts Affecting Regulatory Approvals. To the best knowledge of HFC and Bank, there is no fact, event or condition applicable to HFC or Bank or any of their respective subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Mergers and transactions contemplated by this Agreement, in each case without the imposition of any condition of the type referred to in Section 11.2.

        5.7 Community Reinvestment Act. Bank received a rating of "outstanding" in its most recent examination or interim review with respect to the Community Reinvestment Act. To the best of HFC's and Bank's knowledge, neither HFC nor Bank or any of their respective subsidiaries is the subject of a referral to either the United States Department of Justice or the Department of Housing and Urban Development for alleged violations of the federal fair lending acts.

        5.8 Litigation. Except as set forth in an HFC Filing filed prior to the date hereof, or a list furnished by HFC and Bank to Fidelity (the "HFC Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to HFC's and Bank's knowledge, threatened, against HFC or Bank or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of HFC or Bank, which, if adversely determined, would have or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Also, except as disclosed in the HFC Filings or in the HFC Litigation List, there are no material judgments, decrees, stipulations or orders against HFC or Bank or enjoining either of them or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

        5.9 Taxes. (A) All material Tax Returns required to be filed by or on behalf of HFC and Bank or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of HFC and Bank, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with accounting principles generally accepted in the United States of America and/or applicable regulatory accounting principles or banking regulations consistently applied on the HFC balance sheet, and adequate reserves or accruals for Taxes have been provided in the HFC balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) no agreement, waiver or other document or arrangement extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of HFC or Bank or any Affiliated Group(s) of which either of them is or was a member (except that an oral agreement has been made with the Internal Revenue Service which extends the period for assessment or collection of federal taxes for the tax years 1998 and 1999).

        5.10 Compliance with Laws and Regulations; Licenses and Permits.

             (a) Neither HFC nor Bank is in default under or in breach or violation of (i) any provision of their respective certificate of incorporation, charter or bylaws or (ii) any law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a Material Adverse Effect. The properties and operations of HFC and Bank are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

             (b) HFC and Bank have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect. The respective properties, assets, operations and businesses of HFC and Bank are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits.

        5.11 Brokers and Finders. Neither HFC nor the Bank has entered into any agreements or otherwise undertaken any obligations with any broker or finder that would create any obligation on the part of Fidelity or Thrift.

        5.12 Undisclosed Liabilities. Except as set forth in a list furnished by HFC and Bank to Fidelity (the "HFC Undisclosed Liabilities List"), neither HFC nor Bank has any liabilities or obligations, either accrued or contingent, that are material to HFC on a consolidated basis and that have not been: (a) reflected or disclosed in the Financial Statements of HFC, or (b) incurred in the ordinary course of business consistent with past practices. Neither HFC nor Bank knows of any reasonable basis for the assertion against either of them of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a Material Adverse Effect that is not accurately reflected in the Financial Statements of HFC or otherwise disclosed in this Agreement.

        5.13 Regulatory Actions.

             (a) HFC and Bank are in compliance in all material respects with all applicable material federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Bank Secrecy Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Americans with Disabilities Act, and all other applicable fair lending laws or other laws relating to discrimination, and to HFC's and Bank's knowledge, neither HFC nor Bank is the subject of a referral to either the United States Department of Justice or the Department of Housing and Urban Development for alleged violations of the Fair Lending Acts.

             (b) Each material violation, criticism or exception by any Governmental Entity with respect to any examinations of HFC or Bank has been responded to or is in the process of being responded to, and neither HFC nor Bank has been advised by any Governmental Entity that its response is inadequate.

             (c) Neither HFC nor Bank is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity, except that the Bank has agreed to notify the OTS prior to reducing the Bank's internal guidelines to maintain capital ratios above 6.5% core capital and 11.0% risk-based capital, nor has it been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

        5.14 Loan Portfolio.

             (a) HFC and Bank have furnished to Fidelity a list (the "HFC Nonperforming Assets List") that sets forth as of December 31, 2001 (i) any loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the knowledge of HFC and Bank, in default of any other material provision thereof; (ii) each loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by HFC or Bank or any Governmental Entity; and (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu of foreclosure, including the book value thereof.

             (b) Each loan, other than loans the aggregate amount of which to any one borrower and its related interests reflected as an asset on HFC's most recent balance sheet does not exceed $25,000, and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidence of indebtedness which are true, genuine and what they purport to be, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        5.15 Financial Ability. At the Effective Time of the Holding Company Merger, HFC will have funds necessary to pay the cash (i) issuable pursuant to
Section 2.3 in exchange for shares of Fidelity Stock outstanding immediately prior to the Effective Time of the Holding Company Merger and (ii) issuable in lieu of fractional share interests pursuant to Section 2.4.

        5.16 Accuracy of Information Furnished. The representations and warranties made by HFC and Bank hereby or in the Lists or schedules hereto, when considered as a whole, do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such Lists or schedules from being misleading.

                                   ARTICLE VI

                        COVENANTS OF FIDELITY AND THRIFT
                      PENDING EFFECTIVE TIME OF THE MERGERS

      Fidelity and Thrift covenant and agree with HFC and Bank as follows:

        6.1 Limitation on Fidelity's and Thrift's Conduct Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to

California chartered industrial loan companies, Fidelity and Thrift agree to conduct their respective businesses in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and Fidelity and Thrift shall not, without prior written consent of the President and Chief Executive Officer of HFC or with respect to Section 6.1(j) the prior written consent of the President and Chief Executive Officer or Chief Credit Officer of the Bank:

             (a) issue, sell or grant any Fidelity Stock (except pursuant to the exercise of Fidelity Options or conversion of the Fidelity Senior Notes outstanding as of the date hereof), Fidelity preferred stock, Thrift Stock, any other securities (including long term debt, but excluding deposits in the ordinary course of business) of Fidelity or Thrift or any rights, options or securities to acquire any Fidelity Stock, Fidelity preferred stock, Thrift Stock, or any other securities (including long term debt, but excluding deposits in the ordinary course of business) of Fidelity or Thrift;

             (b) declare, set aside or pay any dividend or make any other distribution upon or adjust, split, combine or reclassify any shares of capital stock or other securities of Fidelity or Thrift (other than dividends from Thrift to Fidelity);

             (c) purchase, redeem or otherwise acquire any capital stock or other securities of Fidelity or Thrift or any rights, options, or securities to acquire any capital stock or other securities of Fidelity or Thrift; provided, however, that Fidelity may cancel outstanding Fidelity Options and pay the holders of such Fidelity Options an amount not greater than an amount of cash computed in accordance with Section 2.5;

             (d) redeem or repurchase the Fidelity Senior Notes or any other notes or similar obligations;

             (e) amend their certificate of incorporation, articles of incorporation or bylaws;

             (f) grant any general or uniform increase in the rate of pay of employees or employee benefits, except to provide merit increases to employees whose regularly scheduled performance review date falls before the Closing Date and to provide for promotional increases to employees if such promotion occurs before the Closing Date;

             (g) grant any: (i) bonus, incentive compensation or related employee benefits to any Person except for those (A) granted in the ordinary course of business and consistent with past practices or (B) or as required by an existing written employment agreement or other Plan; (ii) increase in salary except as set forth in Section 6.1(f) hereof; or (iii) compensation or other benefits to any director in excess of the amounts previously disclosed to HFC and Bank and as identified on a list delivered by Fidelity to HFC (the "Fidelity Director Compensation List");

             (h) make any capital expenditure or commitments with respect thereto in excess of $25,000 in the aggregate for any specific project or purpose, except as reflected in the budgets delivered to HFC or for ordinary repairs, renewals and replacements;

             (i) compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes of $75,000 or more (including any interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

             (j) grant or commit to grant any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons: (i) if unsecured, would exceed $25,000, or,
(ii) if secured by a lien on real estate (excluding any government insured loans), would exceed $2 million or have a loan-to-value ratio in excess of the percentages set forth in Fidelity's loan-to-value policy dated July 2001;

             (k) change its tax or accounting policies and procedures or any method or period of accounting unless and until required by generally accepted accounting principles or a Governmental Entity;

             (l) close any offices at which business is conducted or open any new offices;

             (m) adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law and except as otherwise permitted by this Agreement;

             (n) initiate, solicit, or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant, or other representative retained by Fidelity, Thrift or any of their Affiliates to take any such action. As promptly as practicable after receipt of any proposal involving a Competing Transaction or any request for nonpublic information or inquiry which it reasonably believes would lead to a Competing Transaction, Fidelity shall provide HFC with oral and written notice of the material terms and conditions of such proposal, request or inquiry, and the identity of the Person or group making any such proposal, request or inquiry and a copy of all written materials provided in connection with such request or inquiry. Fidelity shall provide HFC as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep HFC informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such proposal, request or inquiry and shall promptly provide to HFC hereto a copy of all written materials subsequently provided in connection with such proposal, request or inquiry. For purposes of this Agreement, "Competing Transaction" shall mean any transaction or series of transactions involving: any merger, consolidation, share exchange or other business combination involving Fidelity, Thrift or any of their subsidiaries; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Fidelity, Thrift or any of their subsidiaries representing ten percent (10%) or more of the consolidated assets of Fidelity; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing ten percent (10%) or more of the total outstanding voting securities of Fidelity, Thrift or any of their subsidiaries; a tender offer or exchange offer for ten percent (10%) or more of the total outstanding voting securities of Fidelity; any liquidation or dissolution of Fidelity; a solicitation of proxies in opposition to approval of the Holding Company Merger by Fidelity's stockholders; or a public announcement of a bona fide proposal, plan, or intention to do any of the foregoing. Fidelity and Thrift will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than HFC and Bank) conducted heretofore with respect to any of the foregoing. Fidelity and Thrift shall take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. Fidelity and Thrift agree that they shall notify HFC and Bank immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussion are sought to be initiated or continued with Fidelity or Thrift. Fidelity and Thrift also agree that they shall promptly request each other person, other than HFC and Bank, that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring Fidelity or Thrift to return all confidential information heretofore furnished to such person by or on behalf of Fidelity or Thrift and enforce any such confidentiality agreements. Notwithstanding any other provision in this Section 6.1(n), nothing in this Agreement shall prevent Fidelity from (i) complying with its disclosure obligations under federal or state law, (ii) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written proposal concerning a Competing Transaction by any such Person or (iii) recommending such an unsolicited bona fide written proposal concerning a Competing Transaction to the holders of Fidelity Stock if, and only if, prior to participating in each case referenced in clause (ii) or (iii) above, (A) the Board of Directors of Fidelity determines in good faith after consulting with outside legal counsel that participating in any such action is necessary for it to act in a manner not inconsistent with its fiduciary duties under applicable law, (B) the Board of Directors of Fidelity concludes in good faith following receipt of advice from its financial advisor that the Competing Transaction, if consummated, would result in a transaction more favorable to holders of Fidelity Stock from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Competing Transaction being referred to in this Agreement as a "Superior Proposal"); and (C) at least forty-eight (48) hours prior to providing any information or date to any Person or entering into discussions or negotiations with any Person, the Board of Directors of Fidelity notifies HFC and Bank of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with Fidelity or any subsidiary thereof.

             (o) other than in the ordinary course of business, consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

             (p) other than as may be required by a Governmental Entity, change any of Fidelity's or Thrift's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of Fidelity's business or operations on a consolidated basis;

             (q) grant any Person a power of attorney or similar authority;

             (r) make any investment by purchase of stock or securities (including an Investment Security but excluding deposits in the ordinary course of business), contributions to capital, property transfers or otherwise in any other Person, except (i) federal funds sold, not to exceed $40 million cumulatively at any point in time, to any one counterparty and for a term not to exceed 30 days, (ii) obligations, as a direct issuer or explicit guarantor, including Mortgage Backed Securities passthroughs and Real Estate Mortgage Investment Conduits/Collateralized Mortgage Obligations of the following entities: (A) United States Treasury (including the Government National Mortgage Association), (B) the Federal National Mortgage Association, (C) Federal Home Loan Mortgage Corporation or (D) Federal Home Loan Bank, (iii) repurchase agreements with a final maturity not to exceed one year, and collateralized only by obligations listed in (ii) above, and (iv) required equity investments in the Federal Home Loan Bank of San Francisco; provided, however, that in each case all transactions must be consistent with Thrift's investment policy, undertaken in the ordinary course of business consistent with past practices and concern assets which are not designated as trading account assets under generally accepted accounting principles;

             (s) settle any claim, action or proceeding involving any liability of Fidelity or Thrift for money damages in excess of $75,000 exclusive of insurance coverage, or involving restrictions upon the operations of Fidelity or Thrift;

             (t) other than as may be required by a Governmental Entity, terminate, amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.18;

             (u) waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim, except for actions taken in the resolution of extensions of credit or other debts or claims that do not result in a reduction in excess of $50,000 of the amount Fidelity is otherwise entitled to pursuant to such right, collateral, credit or other debt or claim, and in a manner consistent with past practice;

             (v) enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice;

             (w) sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim if such sale, transfer, mortgage, encumbrance, release or waiver is below book value or in an aggregate amount in excess of $2 million;

             (x) take any action which would or is reasonably likely to (i) adversely affect the ability of HFC or Bank to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Fidelity's or Thrift's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of Fidelity's or Thrift's obligations hereunder, as set forth in Articles IX or X herein, not being satisfied;

             (y) make any special or extraordinary payments to any Person, except as otherwise permitted by this Agreement;

             (z) reclassify any Investment Security from hold-to-maturity or available for sale to trading;

             (aa) sell any security other than in the ordinary course of business;

             (bb) take title to any real property without conducting prior thereto an environmental investigation (which, at a minimum, shall consist of a phase I environmental report), which investigation shall disclose the absence of any suspected environmental contamination, except with respect to real property on which there is locate a 1-4 family residence (unless Fidelity or Thrift has reasonable cause to believe any Hazardous Materials may exist on such property);

             (cc) take or cause to be taken any action which would disqualify the Mergers as "reorganizations" within the meaning of Section 368 of the Code or as a qualified stock purchase within the meaning of Section 338 of the Code; or

             (dd) agree or make any commitment to take any actions prohibited by this Section 6.1.

        6.2 Affirmative Conduct of Fidelity and Thrift Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, except as otherwise expressly permitted by this Agreement Fidelity and Thrift shall:

             (a) use their respective commercially reasonable efforts consistent with this Agreement to maintain and preserve intact their respective present business organizations and to maintain and preserve their respective relationships and goodwill with account holders, borrowers, employees and others having business relationships with Fidelity or Thrift;

             (b) use their respective commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of Fidelity and Thrift;

             (c) use their respective commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which they are responsible and on their respective business operations;

             (d) perform their respective material contractual obligations and not become in material default on any such obligations;

             (e) duly observe and conform to all lawful requirements applicable to their respective businesses in all material respects;

             (f) maintain their respective assets and properties in good condition and repair, normal wear and tear excepted;

             (g) promptly advise HFC in writing of any event or any other transaction within Fidelity's or Thrift's knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding Fidelity Stock prior to the record date fixed for the Fidelity Stockholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

             (h) promptly notify HFC regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of Fidelity, Thrift or the Fidelity Subsidiary, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of Fidelity, Thrift or the Fidelity Subsidiary, and make available to HFC the calculation work papers for federal income tax estimated payments;

             (i) make available to HFC (i) monthly unaudited consolidated balance sheets and consolidated income statements of Fidelity and (ii) an update of the information specified in Section 4.30(a) within twenty-five (25) days after the close of each calendar month;

             (j) amend or supplement the Fidelity Lists as of the Closing Date, if necessary, to reflect any additional information that needs to be included in the Fidelity Lists;

             (k) use their respective commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, amendment, permit or release that is material to the business of Fidelity on a consolidated basis or that is contemplated in this Agreement as required in connection with the Holding Company Merger or Bank Merger;

             (l) cooperate, with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion as contemplated in Sections 10.4 and 11.6 hereof;

             (m) maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement; and

             (n) use their respective commercially reasonable efforts to take such actions as HFC shall reasonably request with respect to the Fidelity and Thrift Plans; provided, however, without limiting the foregoing, if so requested by HFC, Fidelity and its ERISA Affiliates shall take any actions reasonably necessary (to the extent permissible under the Plans and applicable laws and regulations) to cause the termination of any or all of the Plans (as the term is defined in Section 4.21 of the Agreement) maintained by Fidelity or any ERISA Affiliate which cover employees and/or directors of Fidelity and/or its ERISA Affiliates, such termination to be effective as of the Closing Date, or in the case of Fidelity's 401(k) Plan one business day prior to the Closing Date, or such later date as HFC may specify in its request; provided, further, that HFC shall not take any action, nor request Fidelity or its ERISA Affiliates to take any action, with respect to the Fidelity and Thrift Plans that would be contrary to any other provision in this

Agreement, including, without limitation, the provisions set forth in Sections 8.5(b) and (d) of this Agreement.

        6.3 Filings. Fidelity and Thrift agree that through the Effective Time of the Holding Company Merger, each of the respective reports, registrations, statements and other filings required to be filed by Fidelity, Thrift or the Fidelity Subsidiary with any applicable Governmental Entity shall comply in all material respects with all applicable statutes, rules and regulations and none shall, as of their filing or effective date or, in the case of the Proxy Statement and Prospectus (but only with respect to information supplied by Fidelity for inclusion or incorporation by reference therein), the mailing date, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position, results of operations or changes in cash flows, as the case may be, of the entity or entities to which it relates will fairly present the financial position, results of operations or changes in cash flows, as the case may be, of such entities or entity and will be prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied during the periods involved.

        6.4 Notices; Reports. Fidelity and Thrift will promptly notify HFC and Bank of any event of which Fidelity or Thrift obtains knowledge which has had or may have a Material Adverse Effect or in the event that Fidelity or Thrift determines that either is unable to fulfill any of the conditions to the performance of HFC's or Bank's obligations hereunder, as set forth in Articles IX or XI herein, and Fidelity and Thrift will furnish HFC as soon as available all proxy statements, information statements, financial statements, reports, letters and communications sent by Fidelity to its stockholders or other security holders as a class, and all reports filed by Fidelity, Thrift or the Fidelity Subsidiary with, or received by Fidelity, Thrift or the Fidelity Subsidiary from, the SEC, DFI, FDIC or any other Governmental Entity.

        6.5 Fidelity Stockholders' Meeting. Promptly after the execution of this Agreement, Fidelity will take action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of Fidelity shall, subject to its fiduciary duties, recommend that its stockholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of Fidelity shall, subject to its fiduciary duties, use its best efforts to obtain the requisite approval of the holders of the outstanding Fidelity Series A Common Stock of this Agreement and the transactions contemplated hereby.

        6.6 Bank Merger. Fidelity and Thrift shall, at the request of HFC (a) take all necessary corporate and other action, to adopt and approve the Bank Merger; (b) execute, deliver and, where appropriate, file any and all documents necessary or desirable to permit the Bank Merger immediately following consummation of the Holding Company Merger; and (c) take and cause to be taken any other action to permit the consummation of any transactions contemplated in connection with the Bank Merger. Neither Fidelity nor Thrift shall take any action that would prevent performance of the Agreement of Bank Merger or any other transactions contemplated in connection with the Bank Merger.

        6.7 Affiliates. Within fifteen (15) days of the date of this Agreement, and again on the date this Agreement is submitted for approval to the stockholders of Fidelity, Fidelity shall deliver to HFC a letter identifying all persons who are "affiliates" of Fidelity for purposes of Rule 145 under the Securities Act. Fidelity shall use reasonable efforts to cause each such affiliate to deliver to HFC no less than thirty (30) days prior to the Effective Time of the Holding Company Merger a written "Affiliates" agreement, in the form attached hereto as Exhibit C, providing that such person shall dispose of the HFC Stock to be received by such person in the Holding Company Merger only in accordance with applicable law.

        6.8 Director Resignations. Fidelity and Thrift shall use reasonable efforts to deliver or cause to be delivered to HFC at the Closing, the resignations of the members of the Board of Directors of Fidelity and Thrift effective at the Closing.

        6.9 Accountants' Letters. Fidelity shall use its commercially reasonable efforts to cause to be delivered to HFC a letter of Deloitte & Touche dated (a) the date on which the S-4 Registration Statement shall become effective and (b) a date shortly prior to the Effective Time of the Holding Company Merger, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Financial Accounting Standards No. 72.

        6.10 Accounting Accommodations. On a basis mutually satisfactory to Fidelity and HFC, Fidelity and Thrift shall take any charge-offs or additions to the allowance for loan loss or other financial adjustments made at the reasonable request of HFC and for the convenience of HFC so as to permit treatment on a basis consistent with that of HFC; provided, however, that no such charge-offs, additions or adjustments need be made prior to the satisfaction of the conditions set forth in Sections 9.1 and 9.3 or to the extent that they are inconsistent with generally accepted accounting principles or applicable regulatory requirements; and further provided that the taking of any such charge-offs, additions or adjustments shall in no event constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

                                   ARTICLE VII

                            COVENANTS OF HFC AND BANK
                      PENDING EFFECTIVE TIME OF THE MERGERS

        HFC and Bank covenant and agree with Fidelity and Thrift as follows:

        7.1 Limitation on HFC's and Bank's Conduct Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to federally chartered savings banks and savings and loan holding companies, HFC and Bank shall not, without prior written consent of Fidelity:

            (a) take any action which would or is reasonably likely to (i) adversely affect the ability of HFC or Bank to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect HFC's or Bank's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of HFC's or Bank's obligations hereunder, as set forth in Articles IX or XI herein, not being satisfied;

            (b) take or cause to be taken any action which would disqualify the Mergers as "reorganizations" within the meaning of Section 368 of the Code;

            (c) amend HFC's certificate of incorporation or bylaws in any respect which would materially and adversely affect the rights and privileges attendant to the HFC Stock; or

            (d) agree or make any commitment to take any actions prohibited by this Section 7.1.

        7.2 Affirmative Conduct of HFC and Bank Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, HFC and Bank shall:

            (a) duly observe and conform to all lawful requirements applicable to their respective businesses in all material respects;

            (b) use their respective commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of HFC on a consolidated basis or that is contemplated in this Agreement as required in connection with the Holding Company Merger and the Bank Merger;

            (c) promptly notify Fidelity regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of HFC or Bank, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of HFC or Bank;

            (d) make available to Fidelity (i) monthly unaudited consolidated balance sheets and consolidated income statements and (ii) an update of the information specified in Section 5.14(a) within twenty-five (25) days after the close of each calendar month;

            (e) cooperate, with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion as contemplated in Sections 10.4 and 11.6 hereof; and

            (f) amend or supplement the HFC Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the HFC Lists.

        7.3 Applications. HFC and Bank will promptly prepare and file or cause to be prepared and filed (a) applications for approval of the Holding Company Merger and Bank Merger and the transactions contemplated hereby with the OTS,
(b) in conjunction with Fidelity, the S-4 Registration Statement, including the Proxy Statement and Prospectus with the SEC, and (c) any other applications necessary to consummate the transactions contemplated hereby. HFC shall afford Fidelity a reasonable opportunity to review the S-4 Registration Statement and all such applications and all amendments and supplements thereto before the filing thereof. HFC and Bank will use their respective commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Holding Company Merger and Bank Merger.

        7.4 Filings. HFC and Bank agree that through the Effective Time of the Holding Company Merger, each of the respective reports, registrations, statements and other filings required to be filed by HFC and Bank with any applicable Governmental Entity shall comply in all material respects with all applicable statutes, rules and regulations and none shall, as of their filing or effective date or, in the case of the Proxy Statement and Prospectus (other than with respect to information supplied by Fidelity for inclusion or incorporation by reference therein), the mailing date, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position, results of operations or changes in cash flows, as the case may be, of the entity or entities to which it relates will fairly present the financial position, results of operations or changes in cash flows, as the case may be, of such entities or entity and will be prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied during the periods involved.

        7.5 Blue Sky. HFC agrees to use commercially reasonable efforts to comply with all applicable notice provisions of the securities laws of each jurisdiction in which stockholders of Fidelity reside in connection with the issuance of HFC Stock in the Holding Company Merger.

        7.6 Notices; Reports. HFC and Bank will promptly notify Fidelity and Thrift of any event of which HFC or Bank obtains knowledge which has had or may have a Material Adverse Effect or in the event that HFC or Bank determines that it is unable to fulfill any of the conditions to the performance of Fidelity's and Thrift's obligations hereunder, as set forth in Articles IX or X herein, and HFC and Bank will furnish Fidelity as soon as available all proxy statements, information statements, financial statements, reports, letters and communications sent by HFC to its stockholders or other security holders as a class, and all reports filed by HFC or Bank with, or received by HFC or Bank from, the SEC, OTS, FDIC or any other Governmental Entity.

        7.7 Removal of Conditions. In the event of the imposition of a condition to any regulatory approval which HFC deems to materially adversely affect it or to be materially burdensome as provided in Section 11.2 hereof, HFC shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

        7.8 HFC Stockholders' Meeting. Promptly after the execution of this Agreement, HFC will take action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon the Holding Company Merger. The Board of Directors of HFC shall solicit the approval of the holders of a majority of the outstanding shares of HFC Common Stock of this Agreement and the Holding Company Merger, and, subject to its fiduciary duties, shall recommend that the stockholders of HFC adopt and approve this Agreement and the Holding Company Merger and use its best efforts to obtain the foregoing approval of the stockholders of HFC.

        7.9 Nasdaq NMS Listing. HFC shall use its commercially reasonable efforts to cause the shares of HFC Stock to be issued in the Holding Company Merger to be approved for listing on the Nasdaq NMS, subject to official notice of issuance, prior to the Effective Time of the Holding Company Merger.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

        The parties hereto hereby mutually covenant and agree with each other as follows:

        8.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable. None of HFC, Bank, Fidelity or Thrift shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Mergers pursuant to this Agreement and the Agreement of Bank Merger.

        8.2 Public Announcements. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by HFC or Bank, on the one hand, or Fidelity or Thrift, on the other hand, unless the other parties shall have provided their prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

        8.3 Access; Information.

            (a) HFC and Bank, on the one hand, and Fidelity and Thrift, on the other hand, shall keep each other advised of all material developments relating to their respective businesses, and to consummation of the Mergers, and each shall provide to the other, upon request, reasonable details of any such development.

            (b) During the period prior to the Effective Time of the Holding Company Merger, Fidelity and Thrift shall afford, and Fidelity shall cause the Fidelity Subsidiary to afford, upon reasonable notice, to HFC and its officers, employees, counsel, accountants and other authorized representatives, reasonable access, during normal business hours, to all of their respective businesses, operations, books, files and records (including, without limitation tax returns and work papers of independent auditors), and during such period shall make available all information concerning the same as may be reasonably requested.

            (c) During the period prior to the Effective Time of the Holding Company Merger, HFC and Bank shall afford, upon reasonable notice, to Fidelity and its officers, employees, counsel, accountants and other authorized representatives, reasonable access, during normal business hours, to the executive officers of HFC and Bank, and during such period HFC and Bank shall make available all information as may be reasonably requested.

            (d) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
8.3 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents in accordance with the terms of the Confidentiality Agreement. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

            (e) No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement or the conditions to any party's obligation to consummate the transactions contemplated by this Agreement.

        8.4 Applications. The parties hereto shall cooperate with each other in the preparation of the S-4 Registration Statement, including the Proxy Statement and Prospectus, and all other notices or applications required to be filed to obtain the necessary regulatory approvals to consummate the transactions contemplated by this Agreement and the Agreement of Bank Merger. HFC and Fidelity agree to use commercially reasonable efforts to cause the S-4 Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof. After the S-4 Registration Statement is declared effective under the Securities Act, HFC and Fidelity shall thereafter promptly mail the Proxy Statement and Prospectus to their respective stockholders. HFC and Fidelity covenant and agree that all information supplied by it for inclusion or incorporation by reference in the S-4 Registration Statement and in all applications or statements filed with the appropriate regulatory authorities for approval of, or consent to, the Holding Company Merger and Bank Merger will comply in all material respects with the provisions of applicable law, and will not, as of their respective filing or effective dates and, in the case of the Proxy Statement and Prospectus, as of its mailing date, contain any untrue statement of material fact or omit to state material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        8.5 Employees and Employee Benefits.

            (a) HFC agrees that the employees of Fidelity and Thrift who are retained by HFC after the consummation of the Mergers will be provided with benefits under employee benefit plans which in the aggregate are substantially comparable to those currently provided by HFC to its current employees. HFC will cause each employee benefit plan of HFC in which employees of Fidelity or Thrift are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with Fidelity or Thrift as if such service were with HFC, to the same extent that such service was credited under a comparable plan of Fidelity or Thrift.

            (b) HFC and Bank shall honor, and HFC and Bank shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of Fidelity and Thrift existing as of the Effective Time of the Holding Company Merger, as well as all employment, severance, deferred compensation or "change-in-control" agreements, plans or policies of Fidelity and Thrift disclosed on the Fidelity Lists. HFC and Bank acknowledge that the consummation of the Holding Company Merger will constitute a "change-in-control" of Fidelity and Thrift for purposes of all Plans (as defined in Section 4.22 hereof).

            (c) If employees of Fidelity and Thrift become eligible to participate in a medical, dental or health plan of HFC or Bank, HFC or Bank shall take commercially reasonable actions to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of HFC and Bank, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation to the extent permitted by the insurers of such plans, and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time of the Holding Company Merger to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time of the Holding Company Merger.

            (d) An employee of Fidelity or Thrift (other than an employee who is party to a severance agreement) whose employment is involuntarily terminated other than for cause following the Effective Time of the Holding Company Merger shall be entitled to receive severance benefits in accordance with, and to the extent provided in, the Fidelity Merger Severance Plan, a copy of which HFC acknowledges has been provided to it by Fidelity, and key employees of Fidelity or Thrift who remain such through the Effective Time of the Holding Company Merger shall be paid a retention bonus in accordance with the Fidelity Merger Severance Plan; provided, however, that the total payments pursuant to this
Section 8.5(d) shall not exceed $250,000.

        8.6 Environmental Assessment. HFC may cause to be prepared at HFC's sole cost and expense within sixty (60) days of the date of this Agreement one or more phase I environmental investigations with respect to any property on the Fidelity Real Property List. In the event any such phase I environmental investigation report, or any similar report submitted to HFC pursuant to Section 4.13(c) of this Agreement, or any information from a Governmental Entity discloses facts which, in the sole discretion of HFC, warrant further investigation, HFC shall provide written notice to Fidelity and Thrift, and Fidelity and Thrift shall use commercially reasonable efforts to cause to be completed within sixty (60) days of such written notice, at the sole cost and expense of HFC, a phase II environmental investigation and report with respect to such property. HFC agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property.

        8.7 Indemnification.

            (a) HFC agrees that following consummation of the Holding Company Merger, to the greatest extent permitted by the Delaware General Corporation Law or the banking laws and regulations applicable to, and organizational documents or bylaws of, Fidelity or Thrift as in effect on the date hereof, it shall indemnify, defend and hold harmless each present and former director and officer of Fidelity or Thrift, determined as of the Effective Time of the Holding Company Merger (the "Indemnified Parties"), for any claim or loss arising out of their actions while a director or officer, including any acts relating to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, and shall pay the expenses, including reasonable attorneys' fees, of such individuals in advance of the final resolution of any claim, provided such individuals shall first execute an undertaking acceptable to HFC to return such advances in the event it is finally concluded such indemnification is not allowed under applicable law. Without limiting the foregoing, HFC also agrees that limitations on liability existing in favor of the Indemnified Parties as provided in the certificate of incorporation and bylaws of Fidelity or similar governing documents of Thrift as in effect on the date hereof with respect to matters occurring prior to the Effective Time of the Holding Company Merger shall survive the Holding Company Merger and shall continue in full force and effect from and after the consummation of such transaction.

            (b) Prior to the Effective Time of the Holding Company Merger, HFC, Fidelity and Thrift shall use commercially reasonable efforts to purchase an extended reporting period endorsement under Fidelity's existing directors' and officers' liability insurance coverage for Fidelity's directors and officers in a form reasonably acceptable to Fidelity, or purchase other insurance coverage for such period, which shall provide such directors and officers with coverage for six (6) years following the Effective Time of the Holding Company Merger of not less than the existing coverage under, and have other terms no materially less favorable on the whole to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by Fidelity, provided that in no event shall HFC, Fidelity or Thrift be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Fidelity for such insurance (the "Insurance Amount"), and further provided that if HFC, Fidelity or Thrift is unable to maintain or obtain the insurance called for by this Section 8.7(b) as a result of the preceding provision, each of HFC, Fidelity and Thrift shall use commercially reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount with respect to acts or omissions occurring prior to the Effective Time of the Holding Company Merger by such directors and officers in their capacities as such.

            (c) If HFC or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of HFC shall assume the obligations set forth in this Section 8.7.

                                   ARTICLE IX

               CONDITIONS PRECEDENT TO THE HOLDING COMPANY MERGER

        The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction or waiver by each of the parties, on or before the Closing Date, of the following conditions:

        9.1 Stockholder Approvals. The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the stockholders of Fidelity and HFC.

        9.2 No Judgments or Orders. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits the effectuation of, or threatens to invalidate or set aside, the Holding Company Merger or Bank Merger substantially in the form contemplated by this Agreement, or would have a Material Adverse Effect, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

        9.3 Regulatory Approvals. To the extent required by applicable law or regulation, all approvals or consents or non-objections of any Governmental Entity, including, without limitation, those of the OTS, DFI and FDIC, shall have been obtained or granted for the Holding Company Merger and Bank Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

        9.4 Securities Laws. The S-4 Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of such S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated.

        9.5 Listing. The HFC Stock issuable in the Holding Company Merger shall have been included for listing on the Nasdaq NMS.


                                    ARTICLE X

         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FIDELITY AND THRIFT

        All of the obligations of Fidelity and Thrift to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Fidelity or Thrift:

        10.1 Representations and Warranties; Performance of Covenants. All covenants, terms and agreements of this Agreement to be complied with and performed by HFC and Bank at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of HFC and Bank contained in Article V hereof, without regard to any statements of materiality that may be contained therein but subject in all cases to the standard set forth in Section 13.3(b), shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the HFC Lists in accordance with Section 7.2(f).

        10.2 Officers' Certificate. There shall have been delivered to Fidelity and Thrift on the Closing Date a certificate executed by an authorized executive officer of HFC and Bank, respectively, certifying, to their knowledge, compliance with all of the provisions of Sections 10.1 and 10.3.

        10.3 Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Holding Company Merger, there shall not have occurred any event, circumstance, change or effect that has had or could reasonably be expected to have, individually or together with all other events, circumstances, changes or effects, a Material Adverse Effect with respect to HFC, whether or not such event, circumstance, change or effect is reflected in the HFC Lists as amended or supplemented after the date of this Agreement.

        10.4 Tax Opinion. If the Holding Company Merger is effected in accordance with Section 2.1, Fidelity shall have received an opinion of Elias, Matz, Tiernan & Herrick, LLP, dated the Effective Time of the Holding Company Merger, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Holding Company Merger constitutes a reorganization within the meaning of Section 368 of the Code and
(ii) no gain or loss will be recognized by stockholders of Fidelity who receive shares of HFC Stock in exchange for shares of Fidelity Stock, except with respect to cash received pursuant to Article II of this Agreement. In rendering its opinion, Elias, Matz, Tiernan & Herrick, LLP, may require and rely upon representations contained in letters from Fidelity, HFC, Thrift and Bank.

                                   ARTICLE XI

               CONDITIONS PRECEDENT TO OBLIGATIONS OF HFC AND BANK

        All of the obligations of HFC and Bank to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by HFC and Bank:

        11.1 Representations and Warranties; Performance of Covenants. All covenants, terms and agreements of this Agreement to be complied with and performed by Fidelity or Thrift at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Fidelity and Thrift contained in Article IV hereof, without regard to any statements of materiality that may be contained therein but subject in all cases to the standard set forth in Section 13.3(b), shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the Fidelity Lists in accordance with Section 6.2(j).

        11.2 Regulatory Approvals and Related Conditions. Any governmental and regulatory approvals and consents which are referred to in this Agreement and are required to consummate the Holding Company Merger and Bank Merger shall have been granted without the imposition of conditions that are or would have become applicable to HFC or Bank and that HFC, in its reasonable opinion, concludes would have a Material Adverse Effect.

        11.3 Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Holding Company Merger and the Effective Time of the Bank Merger, there shall not have occurred any event, circumstance, change or effect that has had or could reasonably be expected to have, individually or together with all other events, circumstances, changes or effects, a Material Adverse Effect with respect to Fidelity, whether or not such event, change, circumstance or effect is reflected in the Fidelity Lists as amended or supplemented after the date of this Agreement.

        11.4 Officers' Certificate. There shall have been delivered to HFC on the Closing Date a certificate executed by an authorized executive officer of each of Fidelity and Thrift, respectively, certifying, to their knowledge, compliance with all of the provisions of Sections 11.1 and 11.3.

        11.5 Fidelity Senior Notes. All of the holders of outstanding Fidelity Senior Notes shall have converted their Fidelity Senior Notes into Fidelity Stock.

        11.6 Opinion of HFC's Counsel.

             (a) If the Holding Company Merger is effected in accordance with
Section 2.1, HFC shall have received an opinion of Manatt, Phelps & Phillips, LLP, counsel to HFC, dated the Effective Time of the Holding Company Merger, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Holding Company Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Manatt, Phelps & Phillips, LLP may require and rely upon representations contained in letters from HFC, Fidelity, Thrift and Bank.

             (b) If the Holding Company Merger is effected in accordance with
Section 2.2, HFC shall have received an opinion of Manatt, Phelps & Phillips, LLP, dated the Effective Time of the Holding Company Merger, to the effect that, on the basis of the facts, representations and assumptions, set forth in such opinion, the Holding Company Merger constitutes a "qualified stock purchase" under Section 338 of the Code. In rendering its opinion, Manatt, Phelps & Philips, LLP may require and rely upon representations contained in letters from HFC, Fidelity, Thrift and Bank.

        11.7 Third Party Consents. Fidelity and Thrift shall have obtained all consents of other parties to their respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Holding Company Merger and Bank Merger and the transactions contemplated herein to be consummated without a default, acceleration, breach or loss of rights or benefits thereunder, which, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect with respect to Fidelity.

        11.8 Fidelity Options and Option Plan. The Fidelity Option Plan shall have been cancelled and each holder of a Fidelity Option shall have entered into a written option cancellation agreement with Fidelity, in a form approved by HFC, pursuant to which the holders of Fidelity Options shall have agreed to cancel or cash out their Fidelity Options at the Effective Time of the Holding Company Merger, and such option cancellation agreement shall be in full force and effect at the Closing Date.

        11.9 Financial Statements. At least four Business Days prior to the Effective Time of the Holding Company Merger, Fidelity shall provide HFC with financial statements of Fidelity, presenting the consolidated financial condition of Fidelity as of the close of business on the last day of the last month ended immediately prior to the Effective Time of the Holding Company Merger and Fidelity's consolidated results of operations for the period from January 1, 2002 through the close of business on the last day of the last month ended immediately prior to the Effective Time of the Holding Company Merger (the "Closing Financial Statements of Fidelity"). The Closing Financial Statements of Fidelity shall have been prepared in all material respects in accordance with accounting principles generally accepted in the United States of America and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments.

        11.10 Earnings. The Adjusted Net Earnings of Fidelity (as defined below), as reflected on the Closing Financial Statements of Fidelity shall not be less than the amount shown on Exhibit D to this Agreement. "Adjusted Net Earnings of Fidelity" for purposes of this Section 11.10 shall mean the net earnings as reflected on the Closing Financial Statements of Fidelity, adjusted to add back the product of: (a) (i) all severance or retention benefits paid or accrued prior to the date of the Closing Financial Statements of Fidelity (subject to the limitation set forth in Section 8.5(d)); (ii) amounts paid or accrued prior to the date of the Closing Financial Statements of Fidelity for expenses solely related to the Mergers, including, but not limited to, legal, accounting and financial advisory fees; (iii) amounts paid or accrued prior to the date of the Closing Financial Statements of Fidelity with respect to the cancellation of Fidelity Options; (iv) amounts paid or accrued prior to the date of the Closing Financial Statements of Fidelity with respect to adjustments made pursuant to Section 6.10 of this Agreement; (vi) amounts paid or accrued prior to the date of the Closing Financial Statements of Fidelity with respect to any other actions taken by Fidelity or Thrift on the written request of HFC or Bank; and (vii) the $3.3 million loss incurred by Thrift in January 2002 in connection with the sale of trust preferred securities; and (b) 1.00 minus the applicable combined federal and state tax rate of Fidelity.

        11.11 Gross Loans. The gross loans of Fidelity, as reflected on the Closing Financial Statements of Fidelity, shall be not less than $475 million.

        11.12 Loan Loss Reserve. Fidelity shall have an allowance for loan and lease losses reflected on the Closing Financial Statements of Fidelity and calculated in accordance with the methodology utilized at December 31, 2001 (including the loss factors then utilized), of not less than 1.15% of gross loans and leases.

                                   ARTICLE XII

                                   TERMINATION

        12.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Holding Company Merger upon the occurrence of any of the following:

             (a) By mutual written agreement;

             (b) By either Fidelity or HFC, if the required approval of the stockholders of Fidelity contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Fidelity stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to Fidelity where the failure to obtain Fidelity stockholder approval shall have been caused by the action or failure to act of Fidelity or a Triggering Event with respect to Fidelity shall have occurred;

             (c) By either Fidelity or HFC, if the required approval of the stockholders of HFC contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the HFC stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this agreement under this Section 12.1(c) shall not be available to HFC where the failure to obtain HFC stockholder approval shall have been caused by the action or failure to act of HFC;

             (d) By HFC (at any time prior to the adoption and approval of this Agreement and the Holding Company Merger by the required vote of the stockholders of Fidelity) if a Triggering Event with respect to Fidelity shall have occurred, and by Fidelity (at any time prior to the adoption and approval of this Agreement and the Holding Company Merger by the required vote of the stockholders of HFC) if a Triggering Event with respect to HFC shall have occurred;

             (e) By Fidelity immediately upon expiration of twenty (20) days from delivery of written notice by Fidelity to HFC of HFC's or Bank's breach of or failure to satisfy any covenant or agreement contained herein resulting in a reduction in the benefits of the transactions contemplated by the Agreement in so significant a manner that Fidelity, in its reasonable, good faith judgment, would not have entered into the Agreement had the inability of HFC or Bank to satisfy such covenant or agreement been known at the time hereof (provided that such breach has not been waived by Fidelity or cured by HFC or Bank prior to expiration of such twenty (20) day period);

             (f) By HFC immediately upon expiration of twenty (20) days from delivery of written notice by HFC to Fidelity or Thrift of Fidelity's or Thrift's breach of or failure to satisfy any covenant or agreement contained herein resulting in a reduction in the benefits of the transactions contemplated by the Agreement in so significant a manner that HFC, in its reasonable, good faith judgment, would not have entered into the Agreement had the inability of Fidelity or Thrift to satisfy such covenant or agreement been known at the time hereof (provided that such breach has not been waived by HFC or cured by Fidelity or Thrift, as the case may be, prior to expiration of such twenty (20) day period);

             (g) By Fidelity or HFC, if any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement and such denial has become final and nonappealable; provided, however, that such right to terminate this Agreement under this Section 12.1(g) shall not be available to Fidelity or HFC if such party's failure to comply with Sections 7.3 or 8.4, as applicable, was a cause of such action;

             (h) By Fidelity or HFC, if any condition set forth in Article IX shall not have been met by December 31, 2002, provided, however, that this Agreement shall not be terminated pursuant to this Section 12.1(h) if the relevant condition shall have failed to occur as a result of any act or omission by the party seeking to terminate;

             (i) By Fidelity, if any of the conditions set forth in Article X shall not have been met, or by HFC if any of the conditions set forth in Article XI shall not have been met, by December 31, 2002, provided, however, that this Agreement shall not be terminated pursuant to this Section 12.1(i) if the relevant condition shall have failed to occur as a result of any act or omission by the party seeking to terminate; or

             (j) by Fidelity, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the five-day period commencing with the Determination Date if both of the following conditions are satisfied:

                 (i) the number obtained by dividing the Average Closing Price by the Starting Price (the "HFC Ratio") shall be less than .80; and

                 (ii) the HFC Ratio shall be less than the number obtained by dividing the Final Index Value by the Index Value on the Starting Date and subtracting 0.20 from the quotient in this clause (ii) (such number being referred to herein as the "Index Ratio"); subject, however, to the following three sentences. If Fidelity elects to exercise its termination right pursuant to this Section 12.1(j), it shall give written notice to HFC. During the five-day period commencing with its receipt of such notice, HFC shall have the option to increase the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the HFC Ratio. If HFC so elects within such five-day period, it shall give prompt written notice to Fidelity of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 12.1(j) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

For purposes of this Section 12.1(j) the following terms shall have the meanings indicated:

            "Average Closing Price" shall mean the average of the closing prices of a share of HFC Common Stock on the Nasdaq Stock Market's National Market (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) during the period of twenty (20) consecutive trading days ending on the trading day prior to the Determination Date, rounded to the nearest whole cent.

            "Determination Date" shall mean the date on which the last required approval of a federal or state banking regulatory authority is obtained with respect to the Mergers, without regard to any requisite waiting period in respect thereof.

            "Final Index Value" shall mean the average of the Index Values for the twenty (20) consecutive trading days ending on the trading day prior to the Determination Date.

            "Index Group" shall mean the twenty (20) financial institution holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that the common stock of any such company ceases to be publicly traded or such announcement is made, such company shall be removed from the Index Group and the weights (which were determined based on market capitalization) shall be redistributed proportionately for determining the Index Value.

  Ticker      Name                                    % Weighting
  ------      ----                                    ------------
    WFSL      Washington Federal, Inc.                    27.42%
    DSL       Downey Financial Corp.                      22.56%
    WES       Westcorp                                    12.39%
    FED       FirstFed Financial Corp.                     7.18%
    PFB       PFF Bancorp, Inc.                            6.52%
    STSA      Sterling Financial Corporation               3.68%
    QCBC      Quaker City Bancorp, Inc.                    2.79%
    ITLA      ITLA Capital Corporation                     2.28%
    HRZB      Horizon Financial Corp.                      1.87%
    PROV      Provident Financial Holdings, Inc.           1.72%
    HFWA      Heritage Financial Corporation               1.62%
    KFBI      Klamath First Bancorp, Inc.                  1.56%
    EVRT      EverTrust Financial Group, Inc.              1.53%
    UPFC      United PanAm Financial Corp.                 1.32%
    TSBK      Timberland Bancorp, Inc.                     1.18%
    FSMB      First Mutual Bancshares, Inc.                1.09%
    MBBC      Monterey Bay Bancorp, Inc.                   0.99%
    RVSB      Riverview Bancorp, Inc.                      0.97%
    OTFC      Oregon Trail Financial Corp.                 0.91%
    FBNW      FirstBank NW Corp.                           0.42%
                                                         100.00%
                                                         ======


            "Index Value," on a given date, shall mean the weighted average (weighted in accordance with the definition of Index Group) of the closing prices on such date of the companies composing the Index Group. If any company belonging to the Index Group effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of share or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for use in determining the Index Value.

            "Starting Date" shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

            "Starting Price" shall be $24.16.

For the purposes of this Agreement, a "Triggering Event," with respect to Fidelity shall be deemed to have occurred if: (i) Fidelity's Board of Directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to HFC its recommendation in favor of the adoption and approval of the Agreement or the approval of the Holding Company Merger, (ii) Fidelity shall have failed to include in the Proxy Statement and Prospectus the recommendation of its Board of Directors in favor of the adoption and approval of the Agreement and the approval of the Holding Company Merger, (iii) Fidelity's Board of Directors or any committee thereof shall have approved or recommended any Competing Transaction, (iv) Fidelity's Board of Directors fails to reaffirm (publicly, if so requested by HFC) its recommendation in favor of the adoption and approval of the Agreement and the approval of the Holding Company Merger within fifteen (15) Business Days after HFC requests in writing that such recommendation be reaffirmed, (v) Fidelity shall have exercised a right specified in the last sentence of Section 6.1(n) with respect to a Superior Proposal and shall, directly, or through its agents or representatives continue discussions with any third party concerning such Superior Proposal for more than fifteen (15) Business Days after the date of receipt of such Superior Proposal; or (vi) a tender or exchange offer relating to Fidelity's securities shall have been commenced by a Person unaffiliated with HFC and Fidelity shall not have sent to its securityholders within ten (10) Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Board of Directors of such party recommends rejection of such tender or exchange offer.

For the purposes of this Agreement, a "Triggering Event," with respect to HFC shall be deemed to have occurred if: (i) HFC's Board of Directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Fidelity its recommendation in favor of the adoption and approval of the Agreement or the approval of the Holding Company Merger or (ii) HFC shall have failed to include in the Proxy Statement and Prospectus the recommendation of its Board of Directors in favor of the adoption and approval of the Agreement and the approval of the Holding Company Merger.

        12.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 12.1, none of the parties shall have any further obligation or liability to any other party except (a) as provided in
Section 8.3(d), the last sentence of Section 8.6, this Section 12.2 and Article XIII, each of which shall survive the termination of this Agreement, and the Confidentiality Agreement; and (b) to the extent such termination results from a party's willful breach of the warranties and representations made by it, or willful failure in performance of any of its covenants, agreements or obligations hereunder.

            12.3 Force Majeure. Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war or terrorism, and provided no party has failed to observe the material obligations of such party under this Agreement, no party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                  ARTICLE XIII

                                  MISCELLANEOUS

        13.1 Expenses and Fees.

             (a) Except as set forth in Sections 13.1(b) and (c), all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the Holding Company Merger is consummated.

             (b) HFC hereby agrees that if this Agreement is terminated by Fidelity or HFC pursuant to Section 12.1(c) or by Fidelity pursuant to Section 12.1(e), HFC shall promptly and in any event within ten (10) days after such termination pay Fidelity all Expenses, but not to exceed $500,000.

             (c) Fidelity hereby agrees that if the Agreement is terminated by HFC or Fidelity pursuant to Section 12.1(b), or by HFC pursuant to Section 12.1(f), Fidelity shall promptly and in any event within ten (10) days after such termination pay HFC all Expenses of HFC, but not to exceed $1,000,000.

             (d) In the event this Agreement is terminated by HFC pursuant to
Section 12.1(d), other than with respect to a Triggering Event which involves a Fidelity Permitted Change in Recommendation, Fidelity shall promptly, but in no event later than two (2) Business Days after the date of such termination, pay to HFC a fee equal to three million three hundred thousand dollars ($3,300,000.00) in immediately available funds (the "Fidelity Termination Fee").

             (e) In the event that (i) this Agreement is terminated (A) by HFC pursuant to Section 12.1(f) or (B) by either HFC or Fidelity pursuant to Section 12.1(b), (ii) between the date hereof and prior to the termination of this Agreement, there has been public disclosure of a proposal regarding a Competing Transaction or a request for non-public information or inquiry which Fidelity reasonably believes could lead to a proposal regarding a Competing Transaction and (iii) (A) within twelve (12) months following the termination of this Agreement an Acquisition of Fidelity is consummated or (B) within twelve (12) months following the termination of this Agreement Fidelity enters into an agreement providing for an Acquisition of Fidelity and an Acquisition of Fidelity is consummated within twenty-four (24) months of the termination of this Agreement, then Fidelity shall promptly, but in no event later than two (2)

Business Days after the consummation of such Acquisition of Fidelity, pay to HFC the Fidelity Termination Fee in immediately available funds. Any payment previously made by Fidelity to HFC pursuant to Sections 13.1(c) or (d) shall be credited against any amount due under this Section 13.1(e).

             (f) In the event this Agreement is terminated by Fidelity pursuant to Section 12.1(d), other than with respect to a Triggering Event which involves an HFC Permitted Change in Recommendation, HFC shall promptly, but in no event later than two (2) Business Days after the date of such termination, pay to Fidelity a fee equal to three million three hundred thousand dollars ($3,300,000.00) in immediately available funds (the "HFC Termination Fee").

             (g) In the event that (i) this Agreement is terminated (A) by Fidelity or HFC pursuant to Section 12.1(c) or (B) by Fidelity pursuant to
Section 12.1 (e), (ii) between the date hereof and prior to the termination of the Agreement there has been public disclosure of a proposal for an Acquisition of HFC which includes as a condition precedent to such transaction the termination of this Agreement if clause (i)(A) is applicable, or the Board of Directors of HFC shall have received such a proposal if clause (i)(B) is applicable, and (iii) (A) within twelve (12) months following the termination of this Agreement an Acquisition of HFC is consummated or (B) within twelve (12) months following the termination of this Agreement HFC enters into an agreement providing for an Acquisition of HFC and an Acquisition of HFC is consummated within twenty-four (24) months of the termination of this Agreement, then HFC shall promptly, but in no event later than two (2) Business Days after the consummation of such Acquisition of HFC, pay to Fidelity the HFC Termination Fee in immediately available funds. Any payment previously made by HFC to Fidelity pursuant to Sections 13.1(b) or (f) shall be credited against any amount due under this Section 13.1(g).

             (h) Fidelity acknowledges that the agreements contained in this
Section 13.1 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, HFC would not enter into this Agreement; accordingly, if Fidelity fails to pay in a timely manner the amount(s) due pursuant to Sections 13.1 (c), (d) or (e), and, in order to obtain such payment, HFC makes a claim that results in a judgment against Fidelity for any unpaid amount(s) set forth in Sections 13.1(c), (d) or (e), Fidelity shall pay to HFC its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the unpaid amount(s) pursuant to Sections 13.1(c), (d) or (e), at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the Fidelity Termination Fee shall not be in lieu of damages incurred in the event of breach of this Agreement.

             (i) HFC acknowledges that the agreements contained in this Section
13.1 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Fidelity would not enter into this Agreement; accordingly, if HFC fails to pay in a timely manner the amount(s) due pursuant to Section 13.1 (b), (f) or (g), and, in order to obtain such payment, Fidelity makes a claim that results in a judgment against HFC for any unpaid amount(s) set forth in Section 13.1(b), (f) or (g), HFC shall pay to Fidelity its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the unpaid amount(s) pursuant to Sections 13.1(b), (f) or (g), at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

Payment of the HFC Termination Fee shall not be in lieu of damages incurred in the event of breach of this Agreement.

             (j) For the purposes of this Section 13.1 only, "Acquisition" with respect to Fidelity or HFC shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Fidelity or HFC, as applicable, pursuant to which the stockholders of Fidelity or HFC, as applicable, immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by Fidelity or HFC, as applicable, or its subsidiaries of assets representing in excess of fifty percent (50%) of the aggregate fair market value of Fidelity's or HFC's, as applicable, business immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the party or such person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of Fidelity or HFC, as applicable.

             (k) For purposes of this Section 13.1, "Expenses" shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its Affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

        13.2 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by overnight courier, registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

            To Fidelity or Thrift:

            First Fidelity Bancorp, Inc.
            3061 Edinger Avenue
            Tustin, California 92780
            Attention: Charles W. Thomas
            Facsimile Number: (949) 936-1888

            With a copy to:

            Elias, Matz, Tiernan & Herrick L.L.P.
            734 15th Street, NW.
            Washington, DC  20005
            Attention: Timothy B. Matz, Esq.
            Facsimile Number:  (202) 347-2172

            To HFC or Bank:

            Hawthorne Financial Corporation
            2381 Rosecrans Avenue, 2nd Floor
            El Segundo, CA  90218
            Attention:  Simone Lagomarsino
            Facsimile Number: (310) 725-5038

            With a copy to:

            Manatt, Phelps & Phillips, LLP
            11355 West Olympic Boulevard
            Los Angeles, CA  90064
            Attention:  William T. Quicksilver, Esq.
            Facsimile Number:  (310) 312-4224

            Any such notice, request, instruction or other document shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, or on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

        13.3 Material Adverse Effect; Standard.

             (a) For purposes of this Agreement, the term "Material Adverse Effect" shall mean any material adverse effect on (a) the business, financial condition or results of operations of HFC, Bank and their respective subsidiaries taken as a whole, on the one hand, and Fidelity, Thrift and their respective subsidiaries taken as a whole, on the other hand, as the context may dictate; or (b) the ability of Fidelity and Thrift, on the one hand, and HFC or Bank, on the other hand, or any of them, to perform their respective material obligations hereunder, or otherwise materially impedes consummation of the Mergers; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect the cause of which is:
(i) any change, which is made or becomes effective after the date hereof, in banking or similar laws of general applicability or interpretations thereof by courts or Governmental Entities; (ii) any change, which is made or becomes effective after the date hereof, in generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied, and applicable to savings associations or savings and loan holding companies; (iii) any action or omission of HFC or Bank, on the one hand, or Fidelity or Thrift, on the other hand, taken with the prior written consent of the other, as applicable, or as permitted by this Agreement, in contemplation of the Mergers; (iv) any changes in general economic conditions affecting financial institutions generally, including, without limitation, changes in interest rates; and (v) all expenses solely related to the Mergers, including but not limited to, legal, accounting and financial advisory fees, and further provided that any decline in the stock price or trading volume of the HFC Stock shall not be deemed to be a Material Adverse Effect in and of itself.

             (b) Notwithstanding any provision of this Agreement to the contrary, no representation or warranty of Fidelity and Thrift contained in
Article IV (other than the representations and warranties contained in Section 4.3(a) and (b)) or HFC and Bank contained in Article V shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Article IV or Article V, as applicable, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

        13.4 Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

        13.5 Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

        13.6 Effect of Representations and Warranties. The representations and warranties contained in this Agreement or in any List shall terminate at the Effective Time of the Holding Company Merger.

        13.7 Third Parties. Except for the Indemnified Parties' rights to enforce HFC's obligations under Section 8.7, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to Fidelity, HFC, Thrift, Bank, or Merger Sub as the context may require.

        13.8 Lists; Exhibits; Integration. Each List, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with the Exhibits hereto, the Lists and the Confidentiality Agreement, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith.

        13.9 Knowledge. Whenever any statement herein or in any List, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" of any party or another Person, such knowledge shall mean facts and other information which any director, executive officer or controller knows as a result of the performance of his or her duties and includes such diligent inquiry as is reasonable under the circumstances.

        13.10 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

        13.11 Captions. The section headings contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

        13.12 Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

        13.13 Waiver and Modification; Amendment. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Bank Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of Fidelity, HFC, Thrift, Bank and Merger Sub without action by their respective stockholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

            13.14 Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

            13.15 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, HFC and Bank may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the Holding Company Merger or the Bank Merger, as set forth herein, subject to the prior written consent of Fidelity, which consent shall not be unreasonably withheld, provided that any such modification may be effected only if (a) the consideration to be paid to the holders of Fidelity Stock is not thereby changed in kind or reduced in amount as a result of such modification and (b) such modification will not materially delay or jeopardize consummation of the transactions contemplated by this Agreement.

            IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                        HAWTHORNE FINANCIAL CORPORATION


                                        By:
                                            -----------------------------------

                                        President and Chief Executive Officer

                                        HAWTHORNE SAVINGS, F.S.B.


                                        By:
                                             ----------------------------------

                                        President and Chief Executive Officer

                                        FIRST FIDELITY BANCORP, INC.


                                        By:

                                        ---------------------------------------
                                        President and Chief Operating Officer

                                        FIRST FIDELITY INVESTMENT & LOAN
                                        ASSOCIATION


                                        By:

                                        ---------------------------------------
                                        President and Chief Executive Officer

                                        HF MERGER SUB



                                        By:
                                            -----------------------------------
                                        President

                                  EXHIBIT LIST

A      AGREEMENT OF BANK MERGER

B      FORM OF STOCKHOLDER'S AGREEMENT

C      FORM OF AFFILIATE LETTER

D      EARNINGS REQUIREMENTS

                                                                       EXHIBIT A

                            AGREEMENT OF BANK MERGER

        This AGREEMENT OF BANK MERGER is made by and between Hawthorne Savings, F.S.B., a federally chartered savings bank (the "Bank"), and First Fidelity Investment & Loan Association, a California chartered industrial loan company (the "Thrift"), in connection with the transactions described in the Agreement and Plan of Reorganization dated as of March ___, 2002 (the "Reorganization Agreement"), entered into by and among Hawthorne Financial Corporation, a Delaware corporation ("HFC"), First Fidelity Bancorp, Inc., a Delaware corporation ("Fidelity"), the Bank, the Thrift, and HF Merger Corp., a Delaware corporation ("Merger Sub"). Terms not otherwise defined herein shall have the respective meanings given to them in the Reorganization Agreement.

        As of the date hereof, Bank has authorized capital of 20,000 shares of common stock, par value $10.00 per share ("Bank Stock"), 15,000 of which are issued and outstanding, and all of which are directly owned by HFC. As of the date hereof, Thrift has authorized capital of 200,000 shares of common stock, $10.00 par value per share, ("Thrift Stock"), of which 20,000 shares are outstanding, and all of which are directly owned by Fidelity.

        Immediately prior to the Effective Date (as hereinafter defined), Fidelity will merge with and into HFC (the "Parent Merger"), so that, as of the Effective Date, HFC shall own directly all of the issued and outstanding Bank Stock and all of the issued and outstanding Thrift Stock.

        Bank and Thrift hereby agree as follows:

        1. MERGER. Subject to the terms and conditions of this Agreement of Bank Merger, at the Effective Date (as defined in Section 2 hereof), Thrift shall merge with and into Bank under the laws of the United States and the State of California (the "Bank Merger"), the separate corporate existence of Thrift shall cease and Bank shall survive and continue to exist as a corporation incorporated under the laws of the United States (Bank, as the surviving corporation in the Bank Merger, sometimes being referred to herein as the "Surviving Bank").

        2. EFFECTIVE DATE. The Bank Merger shall become effective on the date and at the time articles of combination executed by Bank and Thrift are filed with and endorsed by the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. Section 552.13(k), unless a later date and time is specified is such articles of combination (the "Effective Date"). [Add any other filing required under California law.]

        3. NAME. The name of the Surviving Bank shall continue to be "Hawthorne Savings, F.S.B."

        4. DIRECTORS AND OFFICERS. The directors and officers of the Bank immediately prior to the Effective Date shall continue to serve as the directors and officers of the Bank after the Effective Date. The Bank, as the Surviving Bank, has seven (7) directors. At each annual meeting of stockholders of Bank, directors are elected for one-year terms and until their successors are elected and qualified. The name and residential address of each director is set forth below:

            NAME                                RESIDENTIAL ADDRESS

            Marilyn Garton Amato                1565 Granvia Altmira
                                                Palos Verdes, CA  90274


            Gary W. Brummett                    5931 Rustling Oak Drive
                                                Agoura Hills, CA  91301

            Timothy R. Chrisman                 Chrisman & Company, Inc.
                                                350 S. Figueroa Street, Ste. 550
                                                Los Angeles, CA  90071

            Simone F. Lagomarsino               1891 Pradera Road
                                                Camarillo, CA  93012

            Anthony W. Liberati                 109 Grouse Lane
                                                Sewickley, PA  15143

            Harry F. Radcliffe                  40 Wiggins Lane or P. O. Box 974
                                                Uniontown, PA  15401

            Howard E. Ritt                      6524 Bedford Avenue
                                                Los Angeles, CA  90056


        5. OFFICES. The location of the home office of the Surviving Bank shall continue to be El Segundo, California, and the offices of the Surviving Bank shall be as reflected in Exhibit A to this Agreement of Bank Merger, which is incorporated herein by reference.

        6. EFFECT ON SHARES OF STOCK. On the Effective Date:

           (a) Each share of Thrift Stock outstanding immediately prior to the Effective Date shall as of the Effective Date be cancelled.

           (b) Each share of Bank Stock issued and outstanding immediately prior to the Effective Date shall remain outstanding and unchanged and shall continued to be owned by HFC.

           (c) The Bank, as the Surviving Bank, may issue additional capital stock to HFC or any HFC subsidiary.

        7. CHARTER AND BYLAWS. On and after the Effective Date, the Charter and Bylaws of the Bank as in effect immediately prior to the Effective Date shall continue to be the Charter and Bylaws of the Surviving Bank until amended in accordance with law.

        8. RIGHTS AND DUTIES OF THE SURVIVING BANK. The business of the Surviving Bank shall be that of a federal savings bank chartered under the laws of the United States of America and as provided for in the Charter of the Bank now existing, and such business shall be continued at the Bank's head office and at its legally established branches and other offices. After the Effective Date, the Surviving Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Date. All assets, rights, privileges, powers, franchises and property (real, personal, mixed and intangible) shall be automatically transferred to and vested in the Surviving Bank by virtue of the Bank Merger without any deed or other document of transfer. The Surviving Bank, without order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as agent or other fiduciary in the same manner and to the same extent as such rights, franchises, interests and powers were held or enjoyed by Bank and Thrift immediately prior to the Effective Date, including liabilities for all debts, savings accounts, deposit obligations and contracts of Bank and Thrift, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books, accounts or records of either Bank or Thrift. All rights of creditors and other obligees and all liens on property of either Bank or Thrift shall be preserved and shall not be released or impaired by virtue of the Bank Merger.

        9. GOVERNING LAW. This Agreement of Bank Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of California, except as otherwise provided by the laws of the United States.

        10. AMENDMENT. This Agreement of Bank Merger may be amended, modified or supplemented only by written agreement of Bank and Thrift at any time prior to the Effective Date.

        11. WAIVER. Subject to applicable law, any of the terms or conditions of this Agreement of Bank Merger may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such party.

        12. SUCCESSORS AND ASSIGNS. This Agreement of Bank Merger may not be assigned by any party hereto without the prior written consent of the other party. Subject to the foregoing, this Agreement of Bank Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        13. TERMINATION. This Agreement of Bank Merger shall terminate upon the termination of the Reorganization Agreement in accordance with its terms. This Agreement of Bank Merger also may be terminated at any time prior to the Effective Date by mutual consent of Bank and Thrift in a written instrument, if and to the extent authorized by the respective Boards of Directors of Bank and Thrift. In the event of the termination of this Agreement of Bank

Merger as provided in this Section 13, this Agreement of Bank Merger shall forthwith become null and void and of no further force or effect and there shall be no liability or obligation under this Agreement of Bank Merger on the part of any of the parties hereto or any of their respective directors, officers or affiliates.

        14. PROCUREMENT OF APPROVALS. Bank and Thrift shall proceed expeditiously and cooperate fully in the procurement of any consents and approvals and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Bank Merger on the terms provided herein, including without limitation the preparation and submission of such applications, notices or other filings relating to the Bank Merger to the OTS and any other applicable regulatory authority as may be required by applicable laws and regulations.

        15. CONDITIONS PRECEDENT. The obligations of the parties under this Agreement of Bank Merger shall be subject to: (i) the approval of this Agreement of Bank Merger by the affirmative vote of the sole shareholder of each of Bank and Thrift; (ii) receipt of approval of the Bank Merger from the OTS and any other governmental and banking authority whose approval is required; (iii) receipt of any necessary regulatory approval to operate the main office of Thrift and the branch offices of Thrift as branch offices of the Surviving Bank; and (iv) the consummation of the Parent Merger pursuant to the Reorganization Agreement on or before the Effective Date.

        16. EXECUTION. This Agreement of Bank Merger may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

Dated as of _______________ ___, 2002.



                                 HAWTHORNE SAVINGS, F.S.B.



                                  By:
                                     ---------------------------------------
                                        Simone Lagomarsino
                                        President and Chief Executive Officer

                                  By:
                                     ---------------------------------------
                                        Eileen Lyon
                                        Secretary

                                  FIRST FIDELITY INVESTMENT & LOAN
                                  ASSOCIATION

                                  By:
                                     ---------------------------------------
                                  Name:
                                  Title:

                                  By:
                                     ---------------------------------------
                                  Name:
                                  Title:

                                                                      EXHIBIT A

                                   HOME OFFICE
                                OF SURVIVING BANK

2381 Rosecrans Avenue
El Segundo, CA 90245

                        OTHER OFFICES AND ATM LOCATIONS*
                                OF SURVIVING BANK

2041 Rosecrans Avenue*                          1727 W. Artesia Boulevard
El Segundo, CA 90245                            Gardena, CA 90248

740 182nd Street*                               13001 Hawthorne Boulevard
Gardena, CA 90248                               Hawthorne, CA 90250

14603 Ocean Gate Avenue*                        4440 W. 126th Street*
Hawthorne, CA 90250                             Hawthorne, CA 90250

1309 Hermosa Avenue                             3721 S. La Brea*
Hermosa Beach, CA 90254                         Los Angeles, CA 90016

2600 Sepulveda Boulevard                        19275 W. Jefferson Boulevard*
Manhattan Beach, CA 90266                       Marina Del Rey, CA 90292

1409-A West Chapman Avenue                      405 N. Pacific Coast Hwy.*
Orange, CA  92868-2743                          Redondo Beach, CA 90277

1765 S. Elena Avenue                            3550-D Rosecrans Street
Redondo Beach, CA 90277                         San Diego, CA 92110-3228

3890 Valley Center Drive, Suite 103             2115 N. Gaffey*
San Diego, CA  92130-3309                       San Pedro, CA 90731

19300 Ventura Boulevard                         24451 Crenshaw Boulevard*
Tarzana, CA 91356                               Torrance, CA  90503

21370 S. Hawthorne Boulevard                    2655 Pacific Coast Hwy.*
Torrance, CA  90503                             Torrance, CA 90503

3061 Edinger Avenue                             7151 W. Manchester Boulevard
Tustin, CA 92780-7204                           Westchester, CA 90045

973 S. Westlake Boulevard
Westlake Village, CA 91361

* ATM Locations

                             ARTICLES OF COMBINATION
                            HAWTHORNE SAVINGS, F.S.B.
                  FIRST FIDELITY INVESTMENT & LOAN ASSOCIATION

        Pursuant to and as required by 12 C.F.R. Section 552.13(j), these Articles of Combination set forth the pertinent facts related to the merger of HAWTHORNE SAVINGS, F.S.B. (the "Bank") of El Segundo, California, with and into FIRST FIDELITY INVESTMENT & LOAN ASSOCIATION (the "Thrift"), of Tustin, California.

        1. PLAN OF COMBINATION. Hawthorne Financial Corporation, a Delaware corporation ("HFC"), First Fidelity Bancorp, Inc., a Delaware corporation ("Fidelity"), HF Merger Corp., a Delaware corporation ("Merger Sub"), Bank and Thrift entered into an Agreement and Plan of Reorganization dated as of March ___, 2002 (the "Agreement"), pursuant to which Fidelity will merge into HFC (the "Holding Company Merger") and: (i) each share of HFC common stock (the "HFC Stock") issued and outstanding immediately prior to the consummation of the Holding Company Merger shall remain an issued and outstanding share of common stock of the surviving institution, and (ii) each share of Fidelity common stock (the "Fidelity Common Stock") issued and outstanding immediately prior to the consummation of the Holding Company Merger (other than shares of common stock owned by holders who dissent from the Holding Company Merger in accordance with Delaware law and any treasury shares of Fidelity) shall be converted into the right to receive shares of HFC Stock and/or cash as provided in the Agreement. Immediately following the Holding Company Merger, Thrift will merge with and into the Bank (the "Bank Merger"). The Bank Merger will be effected pursuant to the Agreement of Bank Merger, dated as of March ___, 2002, between Bank and Thrift (the "Merger Agreement"), a copy of which is attached hereto as Exhibit A and is incorporated by reference herein for all purposes.

        2. SHARES OUTSTANDING. Prior to the Effective Date, as that term is defined in the Merger Agreement, (a) the Bank has 15,000 shares of common stock, par value $10.00 per share, issued and outstanding (the "Bank Stock"), and (b) the Thrift has 20,000 shares of common stock, no par value per share, issued and outstanding (the "Thrift Stock").

        3. APPROVALS. The consent of the shareholders owning 100% of Bank Stock was given, viz: fifteen thousand (15,000) shares of Bank Stock voted in favor of, and zero (0) shares of Bank Stock voted against the Bank Merger. The consent of the shareholders owning 100% of Thrift Stock was given, viz: twenty thousand (20,000) shares of Thrift Stock voted in favor of, and zero (0) shares of Thrift Stock voted against the Bank Merger.

        4. EXECUTION. These Articles of Combination may be executed in any number of counterparts, each of which shall be deemed and original, and all of which shall constitute one and the same instrument.

            IN WITNESS WHEREOF, each party hereto has caused these Articles of Combination to be executed on its behalf by its duly authorized officer as of the ____ day of _________, 2002.

                                  HAWTHORNE SAVINGS, F.S.B.



                                  By:
                                     ------------------------------------------
                                        Simone Lagomarsino
                                        President and Chief Executive Officer

                                  By:
                                     ------------------------------------------
                                              Eileen Lyon
                                              Secretary

                                  FIRST FIDELITY INVESTMENT & LOAN ASSOCIATION

                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:

                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:

                           VERIFICATIONS BY AFFIDAVIT


STATE OF CALIFORNIA           )
                              )
COUNTY OF LOS ANGELES         )



Simone Lagomarsino, being duly sworn, deposes and says that she has read the foregoing Articles of Combination, knows the contents thereof, and, as to Hawthorne Savings, F.S.B., knows that the statements contained therein are true and correct.

                                          -------------------------------------
                                          Simone Lagomarsino
                                          President and Chief Executive Officer

        SUBSCRIBED AND SWORN TO before me this ______ day of __________, 2002.


                                          -------------------------------------
                                          Notary Public, State of California

                           VERIFICATIONS BY AFFIDAVIT


STATE OF CALIFORNIA           )
                              )
COUNTY ORANGE                 )



_____________________, being duly sworn, deposes and says that he has read the foregoing Articles of Combination, knows the contents thereof, and, as to First Fidelity Investment & Loan Association, knows that the statements contained therein are true and correct.


                                        -------------------------------------
                                        President and Chief Executive Officer

        SUBSCRIBED AND SWORN TO before me this ______ day of __________, 2002.


                                        -------------------------------------
                                        Notary Public, State of California

                                   ENDORSEMENT

        These Articles of Combination were filed with the Office of Thrift Supervision and endorsed thereby pursuant to 12 C.F.R. Section 552.13(j), effective as of __:__ _.m., on the _____ day of _________, 2002.


                                        -------------------------------------
                                        Nadine Washington
                                        Corporate Secretary

                                                                      EXHIBIT  B



                             STOCKHOLDER AGREEMENT

        This STOCKHOLDER AGREEMENT ("Stockholder Agreement") is made and entered into as of March __, 2002 by and between Hawthorne Financial Corporation, a Delaware corporation ("HFC"), and the person signatory hereto (the "Stockholder").

        WHEREAS, HFC, First Fidelity Bancorp, Inc. a Delaware corporation ("Parent"), Hawthorne Savings, F.S.B., First Fidelity Investment & Loan Association and HF Merger Corp. have entered into an Agreement and Plan of Reorganization, dated as of March ___, 2002 (the "Agreement"), pursuant to which Parent will be merged with and into HFC or HF Merger Corp. will be merged with and into Parent (the "Merger"), whereupon each share of Parent Series A common stock ("Parent Series A Common Stock") and Parent Series B common stock, which are voting and non-voting shares, respectively, will be converted into the right to receive the consideration set forth in the Agreement; and

        WHEREAS, as a condition to its willingness to enter into the Agreement, HFC has required that each director of Parent, as an owner of Parent Series A Common Stock, enter into, and the Stockholder has agreed to enter into, this Stockholder Agreement.

        NOW, THEREFORE, in consideration of the foregoing, for good and valuable consideration, the parties hereby agree as follows:

        1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to HFC as follows:

           (a) Authority; No Violation. The Stockholder has all necessary power and authority to enter into and perform all of such Stockholder's obligations hereunder. The execution, delivery and performance of this Stockholder Agreement by the Stockholder will not violate any other agreement to which such Stockholder is a party, including any voting agreement, stockholders' agreement, trust agreement or voting trust. This Stockholder Agreement has been duly and validly executed and delivered by the Stockholder (and the Stockholder's spouse, if the Stock (as defined below) constitute community property) and constitutes a valid and binding agreement of the Stockholder and such spouse, enforceable against the Stockholder and the Stockholder's spouse in accordance with its terms.

           (b) Ownership of Stock. The Stockholder is the beneficial owner or record holder of the number of shares of Parent Series A Common Stock indicated under the Stockholder's name on the signature page hereto (the "Existing Stock", and together with any shares of Parent Series A Common Stock acquired by the Stockholder after the date hereof, the "Stock") and, as of the date hereof, the Existing Stock constitutes all the shares of Parent Series A Common Stock owned of record or beneficially by the Stockholder. With respect to the Existing Stock, subject to applicable community property laws, the Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to engage in actions set forth in Section 2 hereof, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

           (c) No Conflicts. Neither the execution and delivery of this Stockholder Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such Stockholder is a party or by which the Stockholder is bound.

        2. Voting Agreement, Proxy and Agreement Not to Transfer.

           (a) The Stockholder hereby agrees to vote all of the Stock held by the Stockholder (i) in favor of the Merger, the Agreement and the transactions contemplated by the Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Parent under the Agreement; and
(iii) except with the prior written consent of HFC, against the following actions (other than the Merger and the transactions contemplated by the Agreement): (A) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving Parent; (B) any sale, lease or transfer of a material amount of the assets of Parent; (C) any change in the majority of the board of Parent; (D) any material change in the present capitalization of Parent; (E) any amendment of Parent's Certificate of Incorporation; (F) any other material change in Parent's corporate structure; or
(G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to HFC of the transactions contemplated by the Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date (as defined below) to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

           (b) The Stockholder hereby agrees not to (i) sell, transfer, assign or otherwise dispose of any of his or her Stock without the prior written consent of HFC (which shall not be unreasonably withheld), other than Stock sold or surrendered to pay the exercise price of any stock options or to pay taxes or satisfy Parent's withholding obligations with respect to any taxes resulting from such exercise or (ii) pledge, mortgage or encumber such Stock. Any permitted transferee of Stock must become a party to this Agreement and any purported transfer of Stock to a person or entity that has not become a party hereto shall be null and void.

        3. Cooperation. The Stockholder agrees that (s)he will not directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of Parent or any of its subsidiaries, or the acquisition of voting securities of Parent or any subsidiary of Parent or any business combination between Parent or any subsidiary of Parent and any person other than HFC and Hawthorne Savings, F.S.B.

        4. Stockholder Capacity. The Stockholder is entering this Stockholder Agreement in his or her capacity as the record or beneficial owner of the Stockholder's Stock, and not in his or her capacity as an executive officer or director of Parent. Nothing in this Stockholder Agreement shall be deemed in any manner to limit the discretion of any Stockholder to take any action, or fail to take any action, in his or her capacity as an executive officer or director of Parent, that may be required of such Stockholder in the exercise of his or her duties and responsibilities as an executive officer or director of Parent.

        5. Termination. The obligations of the Stockholder shall terminate upon the consummation of the Merger. If the Merger is not consummated, the obligations of the Stockholder hereunder shall terminate upon the termination of the Agreement.

        6. Specific Performance. The Stockholder acknowledges that damages would be an inadequate remedy to HFC for an actual or prospective breach of this Agreement and that the obligations of the Stockholder hereto shall be specifically enforceable.

        8. Miscellaneous.

           (a) Definitional Matters.

               (i) Unless the context otherwise requires, "person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

               (ii) All capitalized terms used but not defined in this Stockholder Agreement shall have the respective meanings that the Agreement ascribes to such terms.

               (iii) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Stockholder Agreement.

           (b) Entire Agreement. This Stockholder Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

           (c) Parties in Interest. This Stockholder Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Nothing in this Stockholder Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stockholder Agreement.

           (d) Assignment. This Stockholder Agreement shall not be assigned without the prior written consent of the other party hereto.

           (e) Modifications. This Stockholder Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.

           (f) Governing Law. This Stockholder Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California without regard to the conflicts of law principles thereof.

           (g) Validity. The invalidity or unenforceability of any provision of this Stockholder Agreement shall not affect the validity or enforceability of any other provision of this Stockholder Agreement, each of which shall remain in full force and effect.

           (h) Counterparts. This Stockholder Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

           (i) Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

If to HFC, to:

                           Hawthorne Financial Corporation
                           2381 Rosecrans Avenue, 2nd Floor
                           El Segundo, California 90218
                           Telecopy: (310) 725-5038
                           Attention: Simone Lagomarsino

with a copy to:

                           Manatt, Phelps & Phillips, LLP
                           11355 W. Olympic Boulevard
                           Los Angeles, CA 90064
                           Telecopy: (310) 312-4204
                           Attention: William T. Quicksilver, Esq.


If to the Stockholder, to the address noted on the signature page hereto.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the date first above written.

                               HAWTHORNE FINANCIAL
                               CORPORATION

                               By:
                               Name:
                               Title:


STOCKHOLDER:

--------------------------------
Name:
     ---------------------------


Number of shares of Stock:

--------------------------------

Address for Notices:

--------------------------------

--------------------------------

                                                                 EXHIBIT  C

Hawthorne Financial Corporation
2381 Rosecrans Avenue
2nd Floor
El Segundo, California 90218

Ladies and Gentlemen:

        I have been advised that as of the date hereof I may be deemed to be an "affiliate" of First Fidelity Bancorp, Inc. a Delaware corporation ("FFB") as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Reorganization, dated as of March ___, 2002 (the "Merger Agreement"), by and among Hawthorne Financial Corporation, a Delaware corporation ("HFC"), FFB, Hawthorne Savings, F.S.B., First Fidelity Investment & Loan Association and HF Merger Corp, FFB will be merged with and into HFC or a direct or indirect subsidiary of HFC will be merged with FFB (the "Merger"), and that as a result of the Merger, I may receive shares of HFC Stock (as defined in the Merger Agreement) in exchange for shares of FFB Stock (as defined in the Merger Agreement), owned by me.

        I hereby represent, warrant and covenant to HFC that in the event I receive any HFC Stock pursuant to the Merger:

        A. I shall not make any sale, transfer or other disposition of the HFC Stock in violation of the Securities Act or the Rules and Regulations.

        B. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of HFC Stock to the extent I believed necessary, with my counsel or with counsel for FFB.

        C. I have been advised that the issuance of HFC Stock to me pursuant to the Merger Agreement will be registered with the Commission on a registration statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted to the shareholders of FFB for approval, I may be an "affiliate" of FFB, any sale or disposition by me of any of the HFC Stock, may, under current law, only be made in accordance with the provisions of paragraph (d) of Rule 145 under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption thereunder. I agree that I will not sell, transfer, or otherwise dispose of HFC Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act; (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel, which counsel shall be reasonably acceptable to HFC, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

        D. I understand that HFC is under no obligation to register the sale, transfer or other disposition of the HFC Stock by me or in my behalf or to take any other action necessary to make compliance with an exemption from registration available.

        E. I understand that stop-transfer instructions will be given to HFC's transfer agents with respect to HFC Stock and that there will be placed on the certificates for the HFC Stock issued to me, or any substitutions therefor, a legend stating in substance:

           "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), applies and may be sold or otherwise transferred only in compliance with the requirements of Rule 145 or pursuant to a registration statement under the Securities Act or an exemption from such registration."

        F. I also understand that unless the transfer by me of my HFC Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, HFC reserves the right to put the following legend on the certificates issued to my transferee:

           "The sale of the shares represented by this certificate has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the shares were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act."

It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the legends set forth in E or F, as the case may be, above shall be removed by delivery of substitute certificates without such legend, and the related stop-transfer of restrictions shall be lifted forthwith, if (i) any such shares of HFC Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of HFC Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and
(g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of HFC and have been the beneficial owner of the HFC Stock for at least one year (or such other period as may be prescribed by the Securities Act and the Rules and Regulations), and HFC has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding 12 months, or (iv) I am not and have not been for at least three months an affiliate of HFC and have been the beneficial owner of the HFC Stock for at least two years (or such other period as may be prescribed by the Securities Act and the Rules and Regulations), or (v) HFC shall have received a letter from the Staff of the Commission, or a written opinion of counsel, which counsel shall be reasonably acceptable to HFC, to the effect that the stock transfer restrictions and the legend are not required.

                                Very truly yours,


                                --------------------------



Accepted this ___ day of ___________, 2002.


Hawthorne Financial Corporation


By:
   ------------------------------------
    Name:
    Title:

                                                                      EXHIBIT  D

                                        EARNINGS REQUIREMENTS

        For the purposes of Section 11.10 of the Agreement, the Adjusted Net Earnings of Fidelity shall exceed the following applicable amount:

        - $ 2,060,630 if the Effective Time of the Holding Company Merger occurs in May 2002

        - $ 2,643,171 if the Effective Time of the Holding Company Merger occurs in June 2002.

        - $ 3,173,713, if the Effective Time of the Holding Company Merger occurs in July 2002.

        - $ 3,689,054 if the Effective Time of the Holding Company Merger occurs in August 2002.

        - $ 4,208,396 if the Effective Time of the Holding Company Merger occurs in September 2002.

        - $ 4,709,337 if the Effective Time of the Holding Company Merger occurs in October 2002.

        - $ 5,245,478 if the Effective Time of the Holding Company Merger occurs in November 2002.

        - $ 5,755,220 if the Effective Time of the Holding Company Merger occurs in December 2002.